Exhibit 10.20

EXECUTION COPY

THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

dated as of December 10, 2008

among

JWPR CORPORATION, as

Seller and Servicer,

THE COMMERCIAL PAPER CONDUITS FROM TIME TO TIME PARTY HERETO, as

Conduits

CERTAIN FINANCIAL INSTITUTIONS PARTY HERETO,

and

THE BANK OF NOVA SCOTIA,

as a Managing Agent and as the Agent

JWPR CORPORATION

THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This Third Amended and Restated Receivables Purchase Agreement (the “Agreement”) dated as of December 10, 2008 is among JWPR Corporation, a Nevada corporation, as seller (“Seller”) and initial servicer (“Servicer”), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the commercial paper conduits from time to time party hereto (each, a “Conduit”), The Bank of Nova Scotia, a Canadian chartered bank (“BNS”) as a managing agent for the Purchasers listed on Schedule A as being in the BNS Purchase Group and BNS, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of March 24, 2006 (as amended heretofore, the “Second Amended and Restated Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Agreement in its entirety as set forth herein (it being the intent of the parties hereto that this Agreement not constitute a novation of the Second Amended and Restated Agreement); and

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a)	Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of the Purchasers from time to time during the period from the date hereof to but not including the Facility Termination Date; provided, that the aggregate Capital outstanding at any time hereunder shall not exceed (i) in respect of all Purchasers, an amount equal to the Purchase Limit or (ii) in respect of any Purchase Group, such Purchase Group’s Group Purchase Limit at such time. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct its Managing Agent to cause the Agent to purchase on its behalf, or if any Conduit shall decline to purchase, its Managing Agent shall cause the Agent to purchase, on behalf of the Financial Institutions in its Purchase Group, its Purchase Group’s Pro Rata Share of such Purchaser Interests.

(b)	Seller may, upon at least 30 days’ notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit. Upon any reduction in the Purchase Limit, the Group Purchase Limits shall be permanently reduced by a corresponding amount (ratably among the Purchase Groups in accordance with their Pro Rata Shares) and the Commitments of each Financial Institutions in each Purchase Group shall be reduced ratably in accordance with their respective Percentages. Each reduction in the Purchase Limit shall be in an aggregate amount equal to $5,000,000 or increments of $1,000,000 in excess thereof. The Agent shall promptly forward to each Managing Agent any notice it receives from the Seller pursuant to this Section 1.1(b).

(c)	On the date of each Incremental Purchase made under Section 1.2 and on the date of each Reinvestment made under Section 2.2, Seller hereby sells and assigns to the Agent (for the benefit of the Purchasers ratably among the Purchase Groups, in accordance with each such Purchase Group’s Pro Rata Share), and the Agent hereby purchases, for the benefit of such Purchasers, a Purchaser Interest in the Receivables, Related Security and Collections then existing and thereafter arising or existing, subject only to the payment by such Purchasers of the applicable Purchase Price therefor in accordance with the terms of this Agreement.

(d)	In connection with the reconveyence of any reconveyed Receivable by Seller to JD-Canada pursuant to the terms of the applicable Receivables Sale Agreement, the Agent, on behalf of itself and the Purchasers, shall release its Purchaser Interests and any other rights or interests in the such reconveyed Receivable, its Related Security, and any future Collections, any Records, Contracts and other rights and documents relating thereto (the “Reconveyed Assets”). Notwithstanding anything contained in this Agreement, following the reconveyance of any such Reconveyed Assets, the relevant Reconveyed Assets shall be deemed not to form part of the Receivables, Related Security, Collections, Records, Contracts or other rights and documents hereunder in which the Purchasers have a Purchaser Interest.

Section 1.2 Increases.

Seller shall provide the Agent with at least two Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”). The Agent shall promptly forward to each Managing Agent each Purchase Notice it receives from the Seller pursuant to this Section 1.2. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 in the aggregate and shall not be greater than the Commitment Availability immediately prior to giving effect to such purchase) and the date of purchase and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit in its Purchase Group agrees to make the purchase of such Purchase Group’s Pro Rata Share of such Incremental Purchase. If any Conduit declines to make a proposed purchase, the Managing Agent for the related Purchase Group shall notify Seller and Seller may cancel the

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Purchase Notice or, in the absence of such a cancellation, the declining Conduit’s Purchase Group’s Pro Rata Share of the requested Incremental Purchase will be made by the Financial Institutions in such Declining Conduit’s Purchase Group ratably based on their respective Commitments. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or the Financial Institutions in its Purchase Group, as applicable, shall make available to the Agent, in immediately available funds, no later than 12:00 noon (New York City time), an amount equal to (i) in the case of any Conduit, such Conduit’s Purchase Group’s Pro Rata Share of the applicable Purchase Price for such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Percentage of its related Purchase Group’s Pro Rata Share of the aggregate Purchase Price for such Incremental Purchase. The Agent shall deposit such funds as it shall have received from the Purchasers into the Facility Account in immediately available funds, no later than 1:00 p.m. (New York City time) on the date of each Purchase.

Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. The Agent shall promptly forward to each Managing Agent any Reduction Notice it receives from the Seller pursuant to this Section 1.3. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be distributed ratably to each Purchase Group based on the Pro Rata Share of the Aggregate Capital of each Purchase Group and which shall be applied by each Managing Agent ratably to the Purchaser Interests of the Purchasers in such Managing Agent’s Purchase Group ratably in accordance with the amount of Capital (if any) owing to such Purchasers. Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent and the Required Financial Institutions.

Section 1.4 Payment Requirements. All amounts to be paid or deposited by Seller pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, by wire transfer of immediately available funds to such account notified by the Agent to the Seller. Upon prior notice to Seller, BNS may debit any account then maintained by BNS in the name of Seller for all amounts due and payable hereunder or under the Fee Letters. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day and such extension of time shall in such case be included in the computation of Yield, CP Costs or fees, as the case may be.

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Section 1.5 Hedging Arrangements.

(a)	With respect to any Receivables acquired by Seller which are denominated in a currency other than Dollars, Seller shall procure and maintain in full force and effect at all times Eligible Hedging Arrangements in an aggregate notional amount not less than the Aggregate Capital at such time.

(b)	On the date of the each Incremental Purchase of a Purchaser Interest in relation to Receivables denominated in a currency other than Dollars, Seller shall procure Hedging Arrangements that include a forward exchange contract (a “Forward Exchange Contract”) contemplating settlement on the Settlement Date following the date of such Incremental Purchase.

(c)	Thereafter, on each Reporting Date, Seller shall cause the Forward Exchange Contract then in effect to be replaced with a new Forward Exchange Contract or extended, with the effect in either case that the Forward Exchange Contract in effect (or committed to become effective) shall contemplate settlement on the then next following Settlement Date.

(d)	All reports relating to the Receivables (whether pursuant to Section 8.5 or otherwise) and all determinations of compliance with the covenants set forth herein relating to the Receivables (whether pursuant to Section 2.6, Section 9.1(f), the definition of “Eligible Receivable” or otherwise) shall give effect to the conversion, where applicable, of the Outstanding Balance of the Receivables into Dollars. Each such conversion shall be made on the basis of the exchange rates set forth in the Forward Exchange Contract then in effect, including any Forward Exchange Contract going into effect on the date such report is issued or such determination is made.

(e)	Seller hereby assigns, as part of the Related Security, Purchaser Interests in all of its right, title and interest in, to and under each Hedging Arrangement, now existing or hereafter arising, to the Agent for the benefit of the Purchasers hereunder. Seller shall take all actions reasonably requested by the Agent to perfect, evidence or more fully protect the assignment contemplated herein, including, without limitation, providing notice to each Counterparty of the interests of the Agent and the Purchasers hereunder.

ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Servicer or the Agent (for the account of the relevant Purchasers on a full recourse basis), as applicable, each of the following when due: (i) the fees as set forth in the Fee Letters and Section 10.4(b) of this Agreement, (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts payable under Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs and (ix) all Default Fees (the items described in clauses (i) through (ix) being, collectively, the “Obligations”). If any Person fails to pay any of the Obligations

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when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Deemed Collections, Seller shall pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Managing Agents, the Agent, and each Program F/X Counterparty.

Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby sells and assigns to the Purchasers (other than any Terminating Financial Institutions), and the Purchasers hereby purchase additional Purchaser Interests (each such purchase being a “Reinvestment”), simultaneously with such receipt, with that portion of the balance of each and every Collection received by the Servicer that is part of any existing Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Capital of all Purchaser Interests immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Persons described below the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to the Servicer, to reduce any payments, if any, due to any Program F/X Counterparty pursuant to any Hedging Arrangement on such Settlement Date other than Hedge Breakage Costs and Hedge Indemnity Costs (after giving effect to any netting provisions of applicable Hedge Arrangement), second, to Agent, for the ratable distribution among the relevant Purchasers in each Purchase Groups in accordance with each Purchase Groups Pro Rata Share, to reduce accrued and unpaid CP Costs, Yield and other Obligations that are then due and payable, third, to the Agent, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each Terminating Financial Institution according to its respective Termination Percentage and fourth, to Servicer, to reduce any Hedge Breakage Costs and Hedge Indemnity Costs, if any, due and payable on such Settlement Date to any Program F/X Counterparty pursuant to any Hedging Arrangement. If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent no later than 12:00 noon (New York City time) to the extent required to fund any Aggregate Reduction designated by the Seller on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date and may be used by Seller to purchase additional Receivables or make payments in respect of Subordinated Loans (as defined in any applicable Receivables Sale Agreement) in accordance with the terms of the applicable Receivables Sale Agreement. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date

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of any termination of its Commitment pursuant to Section 12.3 (the “Termination Date”) until such Terminating Financing Institution’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest and each Program F/X Counterparty, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1.

Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

first, to the payment of all periodic payments, if any, due to any Program F/X Counterparty pursuant to any Hedging Arrangement on such Settlement Date other than Hedge Breakage Costs and Hedge Indemnity Costs (after giving effect to any netting provisions of applicable Hedging Agreement);

second, if the Seller or one of its Affiliates is not then acting as Servicer, to the payment of the Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, third, to the reimbursement of the Agent’s and the Managing Agents’ costs of collection and enforcement of this Agreement,

fourth, on a pari passu basis, (i) (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage) and (ii) to the payment of the Hedge Breakage Costs and Hedge Indemnity Costs, if any, due and payable to any Program F/X Counterparty pursuant to any Hedging Arrangement on such Payment Date, fifth, for the ratable payment of all other unpaid Obligations, provided that, if the Seller or one of its Affiliates is then acting as Servicer, to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller; provided that, to the extent the Servicer receives additional Collections and the amounts due and payable pursuant to clauses first through fifth above are paid in full, any such additional Collections may be remitted to Seller and may be used by Seller to

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purchase additional Receivables or make payments in respect of Subordinated Loans (as defined in any applicable Receivables Sale Agreement) in accordance with the terms of the applicable Receivables Sale Agreement.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Managing Agents, the Program F/X Counterparties and the Purchasers, as applicable, in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for the ratable application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate a percentage (the “Maximum Purchaser Percentage”) equal to 97%. If the aggregate of the Purchaser Interests of the Purchasers exceeds the Maximum Purchaser Percentage at any time, Seller shall pay within one (1) Business Day to the Agent (for the ratable benefit of each Managing Agent based on each Managing Agent’s Purchase Group’s Pro Rata Share to be applied by the Purchasers to reduce the Aggregate Capital (as allocated by each Managing Agent to each of the Purchasers in its related Purchase Group ratably based upon each such Purchaser’s Capital)) such amounts such that after giving effect to such payment (and the application thereof to reduce the Aggregate Capital) the aggregate of the Purchaser Interests equals or is less than the Maximum Purchaser Percentage.

Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than ten percent (10.0%) of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The Agent shall promptly forward to each Managing Agent any notice it receives from the Seller pursuant to this Section 2.7. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Agent.

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ARTICLE III

CONDUIT FUNDING

Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper issued by a Conduit will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Conduit and funded substantially with Pooled Commercial Paper.

Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of the Conduits) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of the Conduit for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3 Calculation of CP Costs. On or about the 5th Business Day of each month, each Conduit shall calculate the aggregate amount of CP Costs in respect of the Capital associated with all Purchaser Interests of such Conduit for the Accrual Period then most recently ended and shall notify the Agent of such aggregate amount. Upon receipt of calculations for the Accrual Period then most recently ended from each Conduit, the Agent shall promptly forward to the Seller a summary of such calculations.

ARTICLE IV

FINANCIAL INSTITUTION FUNDING

Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. If any Financial Institution acquires by assignment from the Conduit in its Purchase Group all or any portion of a Purchaser Interest (or an undivided interest therein) pursuant to such Conduit’s Liquidity Agreement, (i) such assigning Conduit (or its related Managing Agent) shall promptly (but in any event without one (1) Business Day of such assignment) give notice of such assignment to the Seller and the Agent, (ii) until Seller gives notice to the applicable Managing Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any such transferred Purchaser Interest shall be the Base Rate and (iii) each Purchaser Interest so assigned shall be deemed to have a new Tranche Period commencing on the date of any such assignment and having a duration of one (1) Business Day, which Tranche Period shall be the first of a series of successive Tranche Periods each having a duration of one (1) Business Day until such time as Seller shall select a new Tranche Period and new Discount Rate in accordance with Section 4.3 or 4.4; provided, that, notwithstanding the terms of Sections 4.3 of 4.4, for purposes of clauses (ii) and (iii) of this Section 4.1, only two (2) Business Days notice shall be required to be given to the applicable Managing Agent by the Seller (x) in the event that the Seller selects the LIBO Rate to be the applicable Discount Rate with respect to the transferred Purchaser Interests and (y) with respect to the selection of the Tranche Periods with respect to such transferred Purchaser Interests.

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Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

Section 4.3 Selection and Continuation of Tranche Periods.

(a)	With consultation from the Agent and the related Managing Agent, Seller shall from time to time select Tranche Periods for the Purchaser Interests of the Financial Institutions in each Purchase Group, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that Purchaser Interests of the Financial Institutions having Capital of at least $10,000,000 (or, if the aggregate Capital of the Financial Institutions in such Purchase Group is less than $10,000,000, the Purchaser Interests of such Financial Institutions) shall have a Tranche Period that shall end on the date specified in clause (A) of the definition of Settlement Date.

(b)	Seller upon notice to the Agent received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest funded by the Financial Institutions into multiple Purchaser Interests, (ii) combine any such Purchaser Interest of a Financial Institution in the same Purchase Group with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased by such Financial Institution on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of any Conduit be combined with a Purchaser Interest of the Financial Institutions in its Purchase Group. The Agent shall promptly forward to each applicable Managing Agent any notice it receives from the Seller pursuant to this Section 4.3(b).

Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 12:00 noon (New York City time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate and new Tranche Period for the Purchaser Interest associated with such Terminating Tranche. If the Seller fails to give notice to the related Agent of a new Discount Rate with respect to any Terminating Tranche, the new Discount Rate for any Terminating Tranche shall be the Base Rate. The Agent shall promptly forward to each applicable Managing Agent any notice it receives from the Seller pursuant to this Section 4.4.

Section 4.5 Suspension of the LIBO Rate.

(a)

If any Financial Institution notifies its related Managing Agent that it has determined that funding of the Purchaser Interests at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser

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Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest held by such Financial Institution.

(b)	If less than all of the Financial Institutions in any Purchase Group give a notice to the related Managing Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of Seller or such Financial Institution’s Managing Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution in its Purchase Group or (ii) another funding entity nominated by Seller or the related Managing Agent that is acceptable to the Agent, the applicable Managing Agent and the related Conduit and willing to participate in this Agreement and the related Liquidity Agreement through the Facility Termination Date in the place of such notifying Financial Institution; provided that (x) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Percentage of the Capital and all Yield owing to such notifying Financial Institution and all accrued but unpaid fees and other costs and expenses payable in respect of its Percentage of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchase Group, and (y) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a)	Corporate Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

(b)	Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller is a party has been duly executed and delivered by Seller.

(c)

No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any

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agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller or its Subsidiaries (except as created by the Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)	Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)	Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Seller’s knowledge, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(f)	Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)	Accuracy of Information. All information heretofore furnished by Seller or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Seller or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h)	Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)

Good Title. Immediately prior to each purchase hereunder or as contemplated hereby, Seller shall be the legal and beneficial owner or, in the case of the UK Receivables, the beneficial owner thereof, of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There

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have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest (or, in the case of the UK Receivables, beneficial interest) in each Receivable, its Collections and the Related Security.

(j)	Perfection.

(i)	This Agreement, together with the filing by the Agent of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of such Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable (other than UK Receivables), existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables (other than the UK Receivables), the Related Security and the Collections.

(ii)	This Agreement is effective to, and shall, upon each purchase hereunder transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of such Purchasers shall acquire from Seller) (x) a valid undivided percentage beneficial ownership interest in each UK Receivable existing or hereafter arising, together with the Collections with respect thereto, and (y) all of Seller’s beneficial right, title and interest in the Related Security, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(k)	Places of Business and Locations of Records. The principal places of business and chief executive office of Seller and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Managing Agents has been notified in accordance with Section 7.2(a) in jurisdictions where all actions required by Section 14.4(a) have been taken and completed. Seller’s Federal Employer Identification Number and organizational identification number, if any, are correctly set forth on Exhibit III.

(l)	Collections. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller or any Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

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(m)	Material Adverse Effect. Since September 30, 2008, no event has occurred that would have a Material Adverse Effect.

(n)	Names. Seller has not at any time used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)	Not an Investment Company. Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(p)	Compliance with Law. Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(q)	Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Managing Agents have been notified in accordance with Section 7.1(a)(v).

(r)	Payments to Originators. With respect to each Receivable transferred to Seller under any Receivables Sale Agreement, Seller has given reasonably equivalent value, or an amount approximately equal to the fair market value, to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under any Receivables Sale Agreement is (i) voidable under any section of the Federal Bankruptcy Code or (ii) not on arm’s length terms.

(s)	Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(t)	Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase or acquisition under, as applicable, any Receivables Sale Agreement was an Eligible Receivable on such purchase or acquisition date.

(u)	Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to 103% of the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

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(v)	Accounting. The manner in which Seller accounts for the transactions contemplated by this Agreement and each Receivables Sale Agreement is consistent with the “true sale” opinion rendered by Jones Day on the date hereof.

(w)	Other Representations. Each of the representations and warranties of each Originator under or in connection with any of the other Transaction Documents is true and correct on and as of the date when made under such Transaction Document.

(x)	Remittances of Collections. Each remittance of Collections by the Seller to any Purchaser, any Managing Agent or the Agent (each a “Transferee”) under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and such Transferee and (ii) made in the ordinary course of business or financial affairs of the Seller and such Transferee.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that:

(a)	Documentation. The Agent shall have received each of the documents listed on Schedule B duly executed and delivered by each of the Persons named as parties thereto.

(b)	Fees. The Agent and the Managing Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letters.

Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that in the case of each such Incremental Purchase or Reinvestment: (a) the Servicer shall have delivered to the Agent on or prior to the date of such Incremental Purchase or Reinvestment, in form and substance reasonably satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

(i)	the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

(ii)	no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that constitutes an Amortization Event or Potential Amortization Event;

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(iii)	the Aggregate Capital does not exceed the Purchase Limit, the aggregate Purchaser Interests do not exceed the Maximum Purchaser Percentage and in the case of an Incremental Purchase, the related Purchase Price does not exceed the Commitment Availability immediately prior to giving effect to such purchase;

(iv)	the final termination date under each Receivables Sale Agreement shall be a date not earlier than the Facility Termination Date then in effect; and

(v)	if such Incremental Purchase or Reinvestment is funded by a Conduit, such Conduit shall be party to unexpired Liquidity Agreements with an aggregate commitment limit equal to at least 102% of the Group Purchase Limit with respect to such Conduit.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent or any Purchaser, which right may be exercised at any time on demand of the Agent or such Purchaser, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections that shall have been applied to the affected Reinvestment.

ARTICLE VII

COVENANTS

Section 7.1 Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, Seller hereby covenants, as set forth below:

(a)	Financial Reporting. Seller will maintain, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

(i)	Annual Reporting. Within 90 days after the close of each of its respective fiscal years, (i) audited and consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for JDI for such fiscal year certified in a manner acceptable to the Managing Agents by independent public accountants acceptable to the Managing Agents, which certification shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Seller for such fiscal year certified in a manner acceptable to the Managing Agents by an Authorized Officer of Seller.

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(ii)	Quarterly Reporting. Within 50 days after the close of the first three (3) quarterly periods of each of its fiscal years, a balance sheet of each of the Seller and JDI as at the close of each such period and a statement of income for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of Seller.

(iii)	Compliance Certificates. Together with the financial statements required hereunder, a Compliance Certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and accompanied by the “Offshore Base Rate Compliance Certificate” and “Compliance Certificate” required to be delivered by JDI at such time under the terms of the Receivables Sale Agreement to which JDI is party, each dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)	Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication of any type or kind under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent or any Conduit, copies of the same.

(v)	Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent’s and the Required Financial Institutions’ consent thereto.

(vi)	Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Seller, any Originator or any Affiliate of any such Person as the Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.

The Agent shall promptly forward to each Managing Agent any items it receives from the Seller or the Servicer pursuant to this Section 7.1(a).

(b)	Notices. Seller will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)	Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of Seller.

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(ii)	Judgment and Proceedings. (1) The entry of any judgment or decree against Seller, (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Seller, (3) the entry of any judgment or decree against any Originator, the Servicer or the Performance Guarantor or any of their respective Subsidiaries which is reasonably likely to (x) with respect to any Originator, the Servicer or the Performance Guarantor, create liability to such Person in excess of $10,000,000 in the aggregate for all such circumstances and (y) with respect to any of their respective Subsidiaries, have a Material Adverse Effect or (4) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator, Servicer or Performance Guarantor or any of their respective Subsidiaries that is reasonably likely to (x) with respect to any Originator, the Servicer or the Performance Guarantor, be adversely determined and, if adversely determined, would reasonably be expected to create liability to such Person in excess of $10,000,000 in the aggregate for all such circumstances and (y) with respect to any of their respective Subsidiaries, have a Material Adverse Effect.

(iii)	Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)	Termination Date. The occurrence of the “Termination Date” under and as defined in any Receivables Sale Agreement.

(v)	Credit Agreement Amendments. Promptly following its receipt of the same, a copy of each amendment, waiver or other notice of any modification (a “CA Amendment”) to or in respect of the Credit Agreement or any material instrument, document or agreement executed in connection with the Credit Agreement. Seller shall cause JDI to furnish to the Seller and the Agent, promptly following the execution thereof, a copy of each CA Amendment to which JDI is a party.

The Agent shall promptly notify each Managing Agent of any notice it receives from the Seller or the Servicer pursuant to this Section 7.1(b).

(c)	Compliance with Laws and Preservation of Corporate Existence. Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.

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(d)

Review and Audits. Seller will furnish to the Agent and each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or any Managing Agent may reasonably request. Without limiting any of the other provisions set forth in this Agreement, Seller shall permit (and shall cause each Originator to permit) the Agent and the Managing Agents, or their agents or representatives, at any time between April 1st and May 30th of each calendar year, to conduct a review (satisfactory in form, scope and substance to the Agent and the Managing Agents) and audit (performed by representatives of the Agent or the Managing Agents pursuant to agreed upon procedures in form, scope and substance satisfactory to the Agent and the Managing Agents) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including, without limitation, a review of the Servicer’s operating location(s), and the results of such review and audit shall be satisfactory to the Agent and the Managing Agents. The extent to which the Seller shall be liable in respect of costs and expenses incurred by the Agent and the Managing Agents in connection with the activities contemplated in this Section 7.1(d) shall be set forth in Section 10.3(b) of this Agreement.

(e)	Keeping and Marking of Records and Books.

(i)	Seller, individually and in its capacity as the Servicer, will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the timely identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Seller will (and will cause each Originator to) give the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)	Seller will (and will cause each Originator to) (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent (x) at any time, following the occurrence of an Amortization Event, at which the Agent is considering the termination of Seller as Servicer, mark each Contract with a legend describing the Purchaser Interests and (y) after the termination of Seller as Servicer or any Originator as sub-Servicer, deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f)	Compliance with Contracts and Credit and Collection Policy. Seller, individually and in its capacity as Servicer, will (and will cause each Originator to) timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

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(g)	Performance and Enforcement of each Receivables Sale Agreement. Seller will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to each Receivables Sale Agreement, will purchase and acquire Receivables thereunder in strict compliance with the terms thereof and will, as vigorously as the Agent shall direct, enforce the rights and remedies accorded to Seller as against each Originator under each Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under any Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in any Receivables Sale Agreement.

(h)	Ownership. Seller will (or will cause the applicable Originator to) take all necessary action to

(i)	Transfers to Seller. Vest irrevocably in Seller, free and clear of any Adverse Claim other than Adverse Claims in favor of the Agent and the Purchasers:

(A)	In the case of all Receivables other than UK Receivables, all legal and equitable title to such Receivables, and the Related Security and the Collections with respect thereto; and

(B)	In the case of all UK Receivables, all equitable title to such Receivables, and the Related Security and the Collections with respect thereto.

(ii)	Transfers to the Agent and Purchasers. Establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in the interests of Seller described in Section 7.1(h)(i) above in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than (A) Adverse Claims in favor of the Agent for the benefit of the Purchasers and (B) in the case of the UK Receivables, legal title retained by JD-UK, subject to Section 7.1(h)(iii).

(iii)	Transfers of Legal Title. To the extent not previously transferred, vest legal title to all UK Receivables, and the Related Security and the Collections with respect thereto, irrevocably in Seller and immediately thereafter irrevocably in the Agent for the benefit of the Purchaser or Purchasers, free and clear of any Adverse Claims, forthwith on the request of the Agent at any time following the making of a declaration under Section 9.2 or the occurrence of an Amortization Event of the type specified in Section 9.1(d).

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In furtherance of the foregoing, Seller will (or will cause the applicable Originator to) take such actions as the Agent may reasonably request to perfect, protect or more fully evidence the interests contemplated above, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC, English common law or any other applicable law of all appropriate jurisdictions and, following the making of a declaration under Section 9.2 or the occurrence of an Amortization Event of the type specified in Section 9.1(d), the giving of notice to Obligors.

(i)	Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each Originator and each Affiliate and Subsidiary thereof other than Seller (each of the foregoing an “Originator Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Originator Entity and not just a division of an Originator Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A)	conduct its own business in its own name and require that all full time employees of Seller, if any, identify themselves as such and not as employees of any Originator Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(B)	compensate all employees, consultants and agents (including audit and legal fees) directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Originator Entity, allocate the compensation of such employee, consultant or agent between Seller and such Originator Entity on a basis that reflects the services rendered to Seller and such Originator Entity;

(C)	clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator Entity, Seller shall lease such office at a fair market rent;

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(D)	have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E)	conduct all transactions with each Originator Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Originator Entity on a basis reasonably related to actual use;

(F)	at all times have a Board of Directors consisting of not fewer than three members, at least one member of which is an Independent Director;

(G)	observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

(H)	in addition to those books and records maintained as otherwise contemplated herein, maintain a set of Seller’s books and records separate from those of each Originator Entity and otherwise readily identifiable as its own assets rather than assets of any Originator Entity;

(I)	in addition to the preparation of its financial statements as otherwise contemplated herein, prepare for itself financial statements separately from those of each Originator Entity and insure that any consolidated financial statements of any Originator Entity that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(J)	except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Originator Entity or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

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(K)	pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by any Originator Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L)	operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by the Transaction Documents; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in any Receivable Sale Agreement, to make payment to the applicable Originator or transferor thereunder for the purchase of Receivables from such Originator or transferor under such Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by the Transaction Documents;

(M)	maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(N)	maintain the effectiveness of, and continue to perform under each Receivables Sale Agreement and maintain the effectiveness of each Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify any Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under any Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent and the Required Financial Institutions;

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(O)	maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(P)	maintain at all times the Minimum Net Worth and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Minimum Net Worth to cease to be so maintained; and

(Q)	take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in (i) the opinion letter issued by Jones Day, as counsel for Seller, in connection with the effectiveness of this Agreement and relating to substantive consolidation issues and (ii) in the certificates accompanying such opinion letter, remain true and correct in all material respects at all times.

(j)	Collections. Seller, individually and in its capacity as Servicer, will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. Seller, in its capacity as Servicer, will satisfy and duly perform all conditions and requirements set forth in Section 8.2. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

(k)

Taxes. Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except those which are being contested in good faith by appropriate proceedings, provided that adequate reserves for such contested taxes have been established in accordance with GAAP and the relevant

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governmental authority shall not have commenced any enforcement proceedings seeking recourse against any assets of Seller in respect of such contested taxes. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Conduits, the Agent, the Managing Agents or any Financial Institution.

(l)	[Reserved].

(m)	Payment to Originators and Transferors. With respect to any Receivable purchased by Seller from any Originator, such sale or acquisition shall be effected under, and in strict compliance with the terms of, the relevant Receivables Sale Agreement including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

Section 7.2 Negative Covenants of the Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Seller hereby covenants that:

(a)	Name Change, Offices and Records. Seller will not make any changes to its name, jurisdiction of organization, identity or corporate structure (within the meaning of Sections 9-502, 9-506 and 9-507 of any applicable enactment of the UCC) unless (i) at least forty-five (45) days prior to the effective date of any such change, Seller provides written notice thereof to the Agent, (ii) at least ten (10) days prior to such effective date, Seller delivers to the Agent such financing statements (Forms UCC-1 and UCC-3), which the Agent or any Purchaser may reasonably request in connection therewith, (iii) at least ten (10) days prior to such effective date, Seller has taken all other steps to ensure that the Agent, for the benefit of itself and the Purchasers, continues to have a first priority perfected ownership interest in the Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by the Agent or any Managing Agent, such Person shall have received, prior to such change, evidence, which may include an opinion of counsel, in each case in form and substance reasonably satisfactory to such Person, as to such incorporation and Seller’s valid existences and good standing and the perfection and preservation of priority of the Agent’s ownership or security interest in, the Receivables, the Related Security and Collections.

(b)	Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

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(c)	Modifications to Contracts and Credit and Collection Policy. Seller will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(c), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)	Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent for the benefit of the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the sale, financing or lease of which gives rise to any Receivable.

(e)	Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to 103% of the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

(f)	Receivables Sale Agreement Termination Date Determination. Seller will not designate the Termination Date (as defined in each Receivables Sale Agreement) under any Receivables Sale Agreement, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent and the Required Financial Institutions, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of any Receivables Sale Agreement.

(g)	Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e). Seller will not make any Restricted Junior Payment if such payment would cause an Amortization Event or a Potential Amortization Event to occur or exist.

(h)	Consolidations and Mergers. Seller shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), to or in favor of any Person, except as contemplated hereunder.

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ARTICLE VIII

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicer.

(a)	The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent and the Required Financial Institutions may, at any time following an Amortization Event, designate as Servicer any Person to succeed Seller or any successor Servicer.

(b)	Seller may delegate, and Seller hereby advises the Purchasers, each of the Managing Agents and the Agent that it has delegated, to each of the Originators, as sub-Servicers of the Servicer under the authority and direction of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originator. Without the prior written consent of the Agent and the Required Financial Institutions, Seller shall not be permitted to further delegate any of its duties or responsibilities as Servicer to any Person other than, with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. If at any time the Agent and the Required Financial Institutions shall designate as Servicer any Person or Persons other than Seller, all duties and responsibilities theretofore delegated by Seller to any sub-Servicer (whether an Originator or any other Person) may, at the discretion of the Agent and the Required Financial Institutions, be terminated forthwith on notice given by the Agent and the Required Financial Institutions to Seller.

(c)	Notwithstanding the foregoing subsection (b), (i) Seller shall be and remain primarily liable to the Managing Agents, the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Managing Agents, the Agent and the Purchasers shall be entitled to deal exclusively with Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Managing Agents, the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than Seller in order for communication to the Servicer and its sub-Servicers or other delegates with respect thereto to be accomplished. Seller, at all times that it is the Servicer, shall be responsible for providing any sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2 Duties of Servicer. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(a)

The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall maintain in full force and effect at all times during the term of this Agreement a Collection Account Agreement with each Collection Bank. In the case of any remittances received in any Lock-Box or Collection Account that shall have been

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identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections. The Agent shall provide Seller a copy of each Collection Notice at the time of, or promptly following, delivery of the same to a Collection Bank, provided, however that any failure to provide such copy shall not affect the validity or effectiveness of the Collection Notice.

(b)	The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(c)	The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable, Delinquent Receivable or Charged-Off Receivable or limit the rights of the Managing Agents, the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of an Amortization Event, the Agent, at the direction of the Required Financial Institutions, shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(d)

The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent copies of all such Records at Servicer’s office, packaged in a form capable of being removed with dispatch from such office. During the continuance of an Amortization Event, as soon as practicable upon demand of the Agent, the Servicer shall deliver or make available to the Agent the originals of all Contracts related to the Receivables at Servicer’s office, packaged in a form capable of being

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removed with dispatch from such office. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller, or such Person as the Seller may direct the Servicer, any cash collections or other cash proceeds received with respect to any obligations owing to Seller or any Originator which obligations do not constitute Receivables, including, without limitation, funds that represent payments in respect of any Reconveyed Assets, PST or payments made in respect of services rendered in Canada by JD-Canada. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(e)	Subject to the final sentence of this subsection (e), any payment by an Obligor in respect of any obligations owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied (i) first, as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) and (ii) then, after the reduction of the Outstanding Balance of all Receivables owing by such Obligor to zero, in respect of any other obligations of such Obligor owing to the Seller or any Originator (including, without limitation, any obligations in respect of Reconveyed Assets, PST or any obligations in respect services rendered in Canada by JD-Canada). Any payment received not constituting Collections, Related Security or other proceeds of any Receivables shall not be applied as a Collections or Related Security in accordance with the terms hereof and shall be paid by the Servicer to the Seller or such Person as the Seller may direct the Servicer promptly upon receipt. Notwithstanding the foregoing, an amount paid by an Obligor in respect of any Canadian Receivables matching the amount of Seller’s or any Originator’s invoices to such Obligor shall be deemed to include payments in respect of PST and/or services rendered in Canada by JD-Canada if such invoices specifically provided for PST and/or services rendered in Canada by JD-Canada.

(f)	Notwithstanding anything to the contrary herein, neither the Servicer nor any delegatee thereof (including any “Sub-Servicer” under any Receivables Sale Agreement) is permitted to (nor has authority to) establish an office or other fixed place of business of the Agent, the Managing Agents or the Purchasers in Canada. To the extent any responsibilities of the Servicer hereunder involve or require the Servicer to contract for, or conclude a contract in the name of, the Agent, the Managing Agents or the Purchasers, such servicing responsibility shall, except upon the consent of the Agent and the Managing Agents, be fulfilled solely by the Servicer or any delegatee thereof only from a place of business in the United States. The Servicer may not, directly or indirectly, delegate such responsibility to any Person which is a resident of Canada or has a permanent establishment in Canada for purposes of the Income Tax Act (Canada), except upon consent of the Agent and the Managing Agents, and in any event, any such Person to whom the Servicer delegates any such responsibility, shall, except upon the consent of the Agent and the Managing Agents, only carry out such delegated responsibility from a place of business in the United States and shall not, in any manner whatsoever, carry out any such delegated responsibility in Canada. None of the functions, obligations or authority of the Servicer shall be carried out in Canada without the consent of the Agent and the Managing Agents, except for incidental, ancillary, or immaterial functions that do not result in the Servicer, the Seller or the Purchasers carrying on business in Canada for the purposes of the Income Tax Act (Canada).

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Section 8.3 Collection Notices. The Agent is authorized at any time following (i) three Business Days’ notice to the Seller (a “CN Advice”) or (ii) the occurrence and during the continuance of an Amortization Event, to date and to deliver to the Collection Banks the Collection Notices. The Agent shall, in any CN Advice, identify the circumstance that shall have precipitated or resulted in its election to date and deliver the Collection Notices so as to provide the Seller an opportunity to submit any mitigating information (it being understood that the election to date and deliver any Collection Notice, following due consideration of any mitigating information timely provided, shall be in the sole and absolute discretion of the Agent). Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller. The Agent shall provide Seller and Servicer a copy of each Collection Notice at the time of, or promptly following, delivery of the same to a Collection Bank, provided, however that any failure to provide such copy shall not affect the validity or effectiveness of the Collection Notice.

Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5 Collateral Reports. The Servicer shall prepare and forward to the Agent: (i) on the second Monday of each month, or, if such day is not a Business Day, the next succeeding Business Day, a Monthly Report in respect of the fiscal month of the Originators then most recently ended, and (ii) at such times as any Managing Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables. The Servicer shall provide, with each such report a summary of all Hedging Arrangements then in effect, in such reasonable detail as shall be satisfactory to the Managing Agents. The Agent shall promptly forward to each Managing Agent each Monthly Report it receives from the Servicer pursuant to this Section 8.5.

Section 8.6 Servicing Fees. In consideration of Seller’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Seller shall continue to perform as Servicer hereunder, Seller or the sub-Servicers shall be permitted to retain out of the Collections received during any Reporting Period, and to the extent of available funds as determined in accordance with Section 2.4, a fee (the “Servicing Fee”) on each Scheduled Settlement Date, in arrears for the immediately preceding Reporting

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Period (or portion thereof), equal to 0.22% per annum of the average Outstanding Balance of the Receivables during such Reporting Period (or portion thereof), as compensation for its servicing activities hereunder.

ARTICLE IX

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)	Any Seller Party shall fail (i) to make any payment or deposit required hereunder or under any other Transaction Document when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this subsection (a) and Section 2.6 of this Agreement) and such failure shall continue for five (5) consecutive Business Days.

(b)	Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made. Notwithstanding the foregoing, a breach of any representation or warranty which relates solely to the eligibility or characteristics of any Receivable shall not constitute an Amortization Event so long as Seller remains in compliance with Section 2.6.

(c)	(i) Failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof or (ii) failure of JDI or any of its Subsidiaries or Affiliates to pay any Indebtedness when due in an aggregate amount in excess of $25,000,000; or the default by JDI or any of its Subsidiaries or Affiliates in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of JDI or any of its Subsidiaries or Affiliates shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)

(i) Any of Seller, the Performance Guarantor or any Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any of Seller, the Performance Guarantor or any Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or

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relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided, that in the case of an involuntary proceeding instituted against any such Person, the Amortization Date shall not occur or be declared by reason of such event unless such proceeding remains undismissed for a period of 30 days after such proceeding is instituted or the affected Person at any time takes any action to consent to or acquiescence in the continuance of such proceeding; provided further that during such period, an Amortization Event shall exist and be continuing for purposes of Section 6.2 and otherwise hereunder; or (iii) any of Seller or any Originator shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e)	Seller shall fail to comply with the terms of Section 2.6 hereof.

(f)	As at the end of any Reporting Period, any of the following shall occur, in each case as determined on the basis of the average of the applicable ratio for the last day of each of the three Reporting Periods then most recently ended:

(i)	the Delinquency Ratio shall exceed 6.0%, or

(ii)	the Loss-to-Liquidation Ratio shall exceed 5.0%, or

(iii)	the Dilution Ratio shall exceed 7.5%.

(g)	A Change of Control shall occur.

(h)	(i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money shall be entered against any JDI on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall (i) individually or in the aggregate for all judgments then outstanding against JDI and any of its Affiliates exceed an amount equal to $25,000,000, and (ii) continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

(i)	Any of the following shall occur: (i) any “Termination Event” under and as defined in any Receivables Sale Agreement shall occur; (ii) the “Termination Date” under and as defined in any Receivables Sale Agreement shall occur; or (iii) any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or shall otherwise be incapable of transferring, Receivables to Seller under the Receivables Sale Agreement to which it is named as party.

(j)	This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or a material number of Obligors shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

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(k)	JDI shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of JDI, or JDI shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

(l)	JDI shall at any time fail to perform or observe any of the terms or provisions set forth in Article V (Financial Covenants) of the Credit Agreement as in effect from time to time; provided, that, for solely purposes of this Section 9.1(l) no amendment, modification or waiver after the date hereof of any term or provision set forth in Article V (Financial Covenants) (or any defined term used therein) of the Credit Agreement shall be effective for purposes of this Section 9.1(l) without the consent of the Agent and the Required Financial Institutions.

(m)	Seller shall fail to maintain in full force and effect any Hedging Arrangement required under Section 1.5.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer or direct the Servicer to replace any Person acting as sub-Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii) (except as contemplated in the proviso thereto), or of an actual or deemed entry of an order for relief with respect to Seller or any Originator under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Seller, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Seller. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) the Agent, each Managing Agent, each Purchaser and each Eligible Counterparty and their respective assigns, officers, directors, agents and

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employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, out-of-pocket costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however, in all of the foregoing instances:

(w)	Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(z)	Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

(y)	taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; or

(z)	any Broken Funding Costs or Indemnified Amounts claimed by any Defaulting Financial Institution arising by reason of such Defaulting Financial Institution’s default hereunder;

provided, however, that nothing contained in this sentence shall limit the liability of Seller or limit the recourse of the Purchasers to Seller for amounts otherwise specifically provided to be paid by Seller in any provision of this Agreement other than this Section 10.1. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent, the Managing Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller) resulting from:

(i)	any representation or warranty made by Seller, the Servicer or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)

the failure by Seller, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator or Seller

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to keep or perform any of its obligations, express or implied, with respect to any Contract or the failure of Seller or Servicer to comply with the Credit and Collection Policy in regard to any Receivable or the related Contract;

(iii)	any failure of Seller, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)	any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)	any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)	the commingling of Collections of Receivables at any time with other funds;

(vii)	any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)	any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)	any Amortization Event described in Section 9.1(d);

(x)	any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from each Originator, free and clear of any Adverse Claim (except as created by the Transaction Documents in favor of the Agent and the Purchasers); or any failure of Seller to give reasonably equivalent value to each Originator under the relevant Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

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(xi)	any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents in favor of the Agent and the Purchasers);

(xii)	any action or omission by Seller, Servicer or any Originator which reduces or impairs the rights of the Agent, the Managing Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiii)	any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action;

(xiv)	the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included;

(xv)	any stamp duty, sales, excise, registration and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto); provided that with respect to stamp duty arising at any time, demand for indemnification under this Section 10.1 may be made only following the declaration or automatic occurrence of the Amortization Date in accordance with Section 9.2(ii);

(xvi)	any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, dominion and control, and a first priority perfected security interest, in any Collection Account; and

(xvii)	the failure to pay when due any taxes which are an Originator’s responsibility to pay, including without limitation, GST, PST or other sales, excise or personal property taxes payable in connection with the Receivables.

Any claim made by any Indemnified Party under this Section 10.1 shall be made in a written notice to Seller, which notice shall set forth in reasonable detail a description of the basis for such claim.

Section 10.2 Indemnities by the Servicer. Without limiting any other rights that the Agent, the Managing Agents or any Purchaser may have hereunder or under applicable law, the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances:

(w)	Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

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(z)	Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

(y)	taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections; or

(z)	any Broken Funding Costs or Indemnified Amounts claimed by any Defaulting Financial Institution arising by reason of such Defaulting Financial Institution’s default hereunder;

provided, however, that nothing contained in this sentence shall limit the liability of Servicer or limit the recourse of the Purchasers to Servicer for amounts otherwise specifically provided to be paid by Servicer in any provision of this Agreement other than this Section 10.2. Without limiting the generality of the foregoing indemnification, Servicer shall indemnify the Agent, the Managing Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Servicer) resulting from:

(i)	any representation or warranty made by the Servicer (or any officers of any the Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)	the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or the failure of Servicer to comply with the Credit and Collection Policy in regard to any Receivable or the related Contract;

(iii)	any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

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(iv)	the commingling of Collections of Receivables at any time with other funds;

(v)	any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document or any other investigation, litigation or proceeding relating to Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(vi)	any Amortization Event described in Section 9.1(d);

(vii)	any action or omission by Servicer which reduces or impairs the rights of the Agent, the Managing Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;

(viii)	the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and

(ix)	any stamp duty, sales, excise, registration and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto); provided that with respect to stamp duty arising at any time, demand for indemnification under this Section 10.2 may be made only following the declaration or automatic occurrence of the Amortization Date in accordance with Section 9.2(ii).

Any claim made by any Indemnified Party under this Section 10.2 shall be made in a written notice to Servicer, which notice shall set forth in reasonable detail a description of the basis for such claim.

Section 10.3 Increased Cost and Reduced Return.

(a)

If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive having the force of law of any such authority or agency other than the circumstances described in clause (b) below, (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1 and Section 10.2) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a

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Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts reasonably calculated to otherwise compensate such Funding Source for such increased cost or such reduction.

(b)	Notwithstanding anything in this Agreement to the contrary, if an Accounting Based Consolidation Event shall at any time occur, then, upon demand by the applicable Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Affected Entity, such amounts as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) internal capital charge or other imputed cost determined by such Affected Entity to be allocable to Seller or the transactions contemplated by this Agreement or in connection therewith (collectively, “Accounting Based Consolidation Event Charges”). Amounts under this Section 10.3(b) may be demanded at any time without regard to the timing of issuance of any financial statement by any Affected Entity. Upon and contemporaneously with any demand for reimbursement of Accounting Based Consolidation Event Charges under this Section 10.3(b), the applicable Managing Agent shall deliver a certificate (a “Reimbursement Certificate”) to the Seller describing such Accounting Based Consolidation Event Charges in reasonable detail.

Section 10.4 Other Costs and Expenses.

(a)

Seller shall pay to the Agent, the Managing Agents and the Conduits on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of auditors periodically auditing the books, records and procedures of Seller and any Originator, reasonable fees and out-of-pocket expenses of legal counsel for each Conduit, each Managing Agent and the Agent (which such counsel may be employees of such Conduit, such Managing Agent or the Agent) with respect thereto and with respect to advising each Conduit, each Managing Agent and the Agent as to their respective rights and remedies under this Agreement; provided that the liability of Seller in respect of the fees of legal counsel for each Conduit, each Managing Agent and the Agent arising in connection with the preparation, execution, delivery and initial closing of this Agreement shall be limited in the manner set forth in Section 10.4(b) of this Agreement. Seller shall pay to the Agent, each Managing Agent and each Purchaser on demand any and all costs and expenses of the Agent, such Managing Agent and the Purchasers, if any, including reasonable counsel

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fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Any claim hereunder in respect of legal fees or other costs and expenses shall be made in a written notice to Seller, which notice shall be accompanied by the applicable invoice or similar description in reasonable detail of the applicable legal services rendered and the costs and expenses incurred.

(b)	Seller shall reimburse the Agent and each Managing Agent on demand in respect of all reasonable auditing fees and out-of-pocket expenses incurred by the Agent, each Managing Agent, any Purchaser or any Person on its behalf in connection with entering into this Agreement. Each such demand (an “Audit Reimbursement Demand”) shall be made in writing and shall be accompanied by invoices or other customary documents describing the rendering of audit services or the incurrence of the applicable expenses.

(c)	With regard to audits hereafter conducted by or on behalf of the Agent, any Purchasers or any Managing Agent in respect of Seller and the Originators in connection with this Agreement, it is understood that all audits shall be conducted by external auditors selected by the Agent and the Required Financial Institutions in their sole discretion, and the Seller shall reimburse the agent on each Audit Reimbursement Demand in respect of all reasonable fees and out-of-pocket expenses incurred by the Agent, any Managing Agent, any Purchaser or any Person on its behalf in connection with any such audit.

Section 10.5 Liquidity Agreements. With respect to the rights of Funding Sources of the types set forth in this Article X or otherwise in this Agreement, none of the Agent, any Managing Agent or any Conduit shall enter into any Liquidity Agreement which expands or purports to expand, as between the Funding Sources parties to such Liquidity Agreement and the Seller, the rights of such Funding Sources as against the Seller beyond the scope of the express terms of this Agreement.

Section 10.6 Taxes. Without limiting the generality of this Article X, all payments by Seller hereunder shall be made in full without set-off or counterclaim and free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or other charges, unless the withholding or deduction of such taxes or duties is required by law. In any such event, however, Seller shall (i) promptly notify the Agent, in writing, of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to the Agent pursuant to this paragraph), (iii) promptly forward to the Agent an official receipt (or a certified copy) evidencing such payment, and (iv) pay to the Agent such additional amounts as may be necessary in order that the net amount received by the Agent after such withholding or deduction shall equal the full amounts of moneys which would have been received by the Agent in the absence of such withholding or deduction. Seller shall pay all stamp, transfer, registration, documentation, or other similar taxes payable in connection with this Agreement and will keep the Agent indemnified against failure to pay the same.

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ARTICLE XI

THE AGENTS

Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints (i) BNS to act as Agent hereunder and under each other Transaction Document, and (ii) the Managing Agent in its Purchase Group to act as its Managing Agent hereunder and under each other Transaction Document, and authorizes the Agent and such Purchaser’s Managing Agent, as the case may be, to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Managing Agents. In performing their functions and duties hereunder and under the other Transaction Documents, (i) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as managing agent for the Conduit and Financial Institutions in its Purchase Group, and (iii) neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns, except as expressly provided herein. Neither the Agent nor any Managing Agent shall be required to take any action that exposes the Agent or such Managing Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2 Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected and maintained by it with reasonable care.

Section 11.3 Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the

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perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchase Group.

Section 11.4 Reliance by Agents.

(a)	The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts reasonably selected and maintained by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents, the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents, the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

(b)	Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence or the Purchasers in its related Purchase Group, as it deems appropriate and it shall first be indemnified to its satisfaction by such Purchasers, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Purchasers in its related Purchase Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers in its related Purchase Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all such Purchasers.

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Section 11.5 Non-Reliance on Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, and the Financial Institutions in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their (a) Percentages (in the case of any reimbursement and indemnity obligations owing to its Managing Agent) or (b) ratable shares of Purchase Limit (in the case of any reimbursement and indemnity obligations owing to the Agent), to the extent not paid or reimbursed by Seller or Servicer (i) for any amounts for which the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7 Agents in their Individual Capacities. The Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms “Financial Institution,” “Purchaser,” “Financial Institutions” and “Purchasers” shall include the Agent and each Managing Agent in its individual capacity.

Section 11.8 Successor Agent. The Agent may, upon thirty (30) days’ notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. Each Managing Agent may, upon thirty (30) days’ notice to Seller and the, the Agent and the Purchasers in its Purchase Group, and each Managing Agent will, upon the direction of all of the Purchasers in its Purchase Group (other than the Managing Agent, in its individual capacity), resign as a Managing Agent. If the Agent shall resign, then the Required Financial Institutions during such thirty-day period shall appoint from among the Purchasers a successor Agent. If a Managing Agent shall resign, then the Required Financial Institutions in its Purchase Group shall appoint a successor managing agent during such thirty-day period. If for any reason no successor Agent or Managing Agent is appointed by the Required Financial Institutions during such thirty-day period, then

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effective upon the termination of such thirty day period, the Purchasers shall perform all of the duties of the Agent or a Managing Agent of its related Purchase Group hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Managing Agent’s or any Agent’s resignation hereunder as Managing Agent or Agent, the retiring Managing Agent or Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Managing Agent or Agent under this Agreement and under the other Transaction Documents.

Section 11.9 Agent as Security Trustee. Notwithstanding any other provision contained in this Agreement or any other Transaction Document, the Agent shall hold any security interest granted hereunder in any Collection Account located in the United Kingdom as trustee (and not as agent ) for the Agent, the Managing Agents, the Purchasers and the Eligible Counterparties but otherwise on the terms set forth herein.

ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS; TERMINATING FINANCIAL INSTITUTIONS

Section 12.1 Assignments.

(a)	Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to a Funding Source pursuant to a Liquidity Agreement, (ii) to any other multi-seller commercial paper conduit in respect of which a Managing Agent acts as administrative agent or in a similar capacity if the Commercial Paper of such multi-seller conduit has the same or a higher rating by S&P and Moody’s as the Commercial Paper of the assigning Conduit, or (iii) with the prior written consent of Seller, to any other Person, including, without limitation, any other multi-seller commercial paper conduit. Upon any such assignment, any such Conduit shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of any Conduit of this Agreement or all or any of the Purchaser Interests of any Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Conduit hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)

Any Financial Institution may at any time and from time to time assign to one or more Financial Persons (each a “Purchasing Financial Institution”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (an “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Managing Agent for such Financial Institution’s Purchase Group shall be required prior to the effectiveness of any such assignment. The consent of

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Seller shall not be required in respect of any such assignment, provided that Seller shall have been given thirty-five (35) days’ prior written notice of such assignment in the case of any assignment other than an assignment by a Financial Institution to one of its Affiliates. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s. Upon delivery of the executed Assignment Agreement to the Agent and the related Managing Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the related Managing Agent or the Agent shall be required.

(c)	Any Conduit may, at any time and from time to time, and at no additional cost to Seller or JDI, enter into a Liquidity Agreement with any Person and to admit, by such joinder agreement as such Conduit, the applicable Managing Agent and the Agent may agree to be appropriate, such Person as a Financial Institution hereunder.

Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Financial Persons (each a “Participant”) participating interests in the Purchaser Interests of such Financial Institutions, or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i). The consent of Seller shall not be required in respect of any such sale of a participating interest, provided that (i) Seller shall have been given ten (10) Business Days’ prior written notice of such sale in the case of any Participant that is not an Affiliate of a Financial Institution and (ii) if, as of the date of such sale, upon giving effect to such sale, such sale would not give rise to any increased costs to Seller hereunder or to any obligation on the part of Seller to make any withholding in respect of any taxes in respect of payments to be made hereunder by Seller.

Section 12.3 Terminating Financial Institutions.

(a)

Each Financial Institution hereby agrees to deliver written notice to the applicable Managing Agent and the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will

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be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a “Non-Renewing Financial Institution”). The applicable Managing Agent shall promptly notify the related Conduit of each Non-Renewing Financial Institution and such Conduit, in its sole discretion, may to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution’s Commitment shall, to such extent, automatically terminate on a date specified by such Conduit on or before the Liquidity Termination Date. In addition, such Conduit may, with the consent of the Seller, at any time to the extent of Commitment Availability, declare that the Commitment of any Financial Institution that ceases to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s (an “Affected Financial Institution”) shall automatically terminate on a date specified by such Conduit (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a “Terminating Financial Institution”). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment pursuant to this Section 12.3 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by the Conduits in their sole and absolute discretion.

(b)	Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

Section 12.4 Additional Purchase Groups. Upon the Seller’s request, an additional Purchase Group may be added to this Agreement at any time by execution and delivery of a Joinder Agreement by the members of such proposed additional Purchase Group, the Seller, the Servicer, the Agent and each of the Managing Agents, and execution and delivery of a reaffirmation of the Performance Undertaking, which execution and delivery shall not unreasonably be refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person identified therein as a “Conduit” shall become a party hereto as the Conduit for such Purchase Group, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person identified therein as a “Financial Institution” shall become a party hereto as a Financial Institution and a member of such Purchase Group, entitled to the rights and subject to the obligations of a Financial Institution hereunder, (iii) each Person identified therein as a “Managing Agent” shall become a party hereto as the Managing Agent for such Purchase Group, entitled to the rights and subject to the obligations of a Managing Agent hereunder, and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Financial Institutions party to such Joinder Agreement.

Section 12.5 Withholding Tax Exemption.

(a)

At least five (5) Business Days prior to the first date on which any amount is payable hereunder for the account of any Purchaser, each Purchaser that is not a “United States person” for United States federal income tax purposes agrees that it

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will deliver to each of Seller and the related Managing Agent a copy of a completed United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY with all necessary attachments or applicable successor forms, certifying in each case that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Purchaser further undertakes to deliver to each of Seller and the related Managing Agent a copy of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Seller or the related Managing Agent, in each case certifying that such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in any treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which prevents such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser advises Seller and the related Managing Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(b)	Each Purchaser that is not a “United States person” for U.S. federal income tax purposes agrees to indemnify and hold Seller, the Managing Agents, the Purchasers and the Agent harmless in respect of any loss, cost or expense incurred by Seller, any Managing Agent or the Agent as a result of, and agrees that, notwithstanding any other provision hereof, payments hereunder to such Purchaser may be subject to deduction or withholding without indemnification by Seller for, any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Seller, any Managing Agent or the Agent as a result of, (i) such Purchaser’s failure to submit any form that is required pursuant to this Section 12.5 or (ii) Seller’s, any Managing Agent’s, any Purchaser’s or the Agent’s reliance on any form that such Purchaser has provided pursuant to this Section 12.5 that is determined to be inaccurate in any material respect.

ARTICLE XIII

RESERVED

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Waivers and Amendments.

(a)	No failure or delay on the part of the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

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(b)	No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Conduits, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)	without the consent of each affected Purchaser, (A) extend the Facility Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to any Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Percentage, any Purchase Group’s Pro Rata Share or any Financial Institution’s Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Loss Reserve Floor” or “Loss Percentage,” “Dilution Reserve,” “Dilution Ratio,” “Loss-to-Liquidation Ratio” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

(ii)	without the written consent of any then Agent or Managing Agents, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent or Managing Agent; or

(iii)	without the consent of each affected Program F/X Counterparty, (A) amend any of Section 2.2, Section 2.3, Section 2.4 or Section 14.14(b) in a way which materially and adversely effects the interests of such Program F/X Counterparty or (B) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clause (A) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.

Notwithstanding the foregoing, without the consent of the Financial Institutions, but with the consent of Seller and the related Managing Agent, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.

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Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective if given by telecopy, upon the receipt thereof, if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent and each Managing Agent to effect purchases and each Managing Agent to make Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom such Managing Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent and each Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or any Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.

Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.3 or 10.4) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 Protection of Ownership Interests of the Purchasers.

(a)	Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that any Managing Agent may reasonably request, to perfect, protect or more fully evidence the Purchaser Interests with respect to Receivables, the Collections and the Related Security, or to enable the Agent, the Managing Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time upon the occurrence of an Amortization Event and during the continuation thereof, the Agent may, or the Agent may direct Seller or the Servicer or may direct Servicer to direct any sub-Servicer to, notify the Obligors of Receivables, at the Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b)

If Seller or Servicer fails to perform any of its obligations hereunder, the Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s, such Managing

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Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.4. Seller irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of Seller (i) following a failure on the part of Seller to execute the financing statements referred to below on its own behalf, to execute on behalf of Seller as debtor and to file financing statements or certificates of registration necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables (including, for administrative convenience, financing statements with respect to the Seller describing the collateral covered by any such UCC-1 financing statement as “all assets” or language similar thereto) and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement or certificates of registration with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

(c)	Seller agrees to issue and deliver to the Agent and the Managing Agents such written evidence of assignment of any one or more of the Receivables as the Agent or such Managing Agent may from time to time reasonably request upon determination by the Agent such Managing Agent that (i) such written evidence is necessary or desirable for purposes of adducing the transfer of the Purchaser Interests in such Receivable or Receivables under or pursuant to this Agreement in evidence in any proceeding involving such Receivable or Receivables before any court and (ii) either (A) the production of such a written evidence of assignment is reasonably likely to reduce any stamp duty otherwise payable or (B) the stamp duty does not apply with respect to such written evidence of assignment.

Section 14.5 Confidentiality.

(a)	Seller, Servicer and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, each Managing Agent and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Seller, Servicer and such Purchaser and its officers and employees may disclose such information to Seller’s, Servicer’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)

Each Purchaser, each Managing Agent and the Agent shall maintain and shall cause each of its employees and officers to maintain the confidentiality of nonpublic proprietary information with respect to Seller, the Servicer and any Originator and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein. Anything herein to the contrary notwithstanding, each of Seller and Servicer hereby consent to the disclosure of any nonpublic information with respect to it and any of the Originators (under authority

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granted by the Originators) (i) to the Agent, the Managing Agents, the Financial Institutions or the Conduits by each other and (ii) by the Agent or the Managing Agents to any rating agency, or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which BNS acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). The Agent, the Managing Agents or the Purchasers may disclose any nonpublic information with respect to any of Seller or its Affiliates to any prospective assignee or participant of any of them or to any Commercial Paper dealer, with the prior written consent of JDI, provided that the Agent, the Managing Agents and the Purchasers may disclose any nonpublic information to any such Person , without the consent of Seller, any Originator or any other Person, if such information is presented on a portfolio basis, does not explicitly refer to Seller, its Affiliates or the Obligors, and does not disclose specific financial information in respect of any Originator.

Section 14.6 Bankruptcy Petition. Seller, the Servicer, each Managing Agent and the Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit it will not institute against, or join any other Person in instituting against, such Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, any Managing Agent, the Agent or any Financial Institution, no claim may be made by any of Seller, Servicer or any other Person against any Conduit, any Managing Agent, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 14.9 CONSENT TO JURISDICTION. SELLER AND SERVICER HEREBY IRREVOCABLY SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

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AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSONS PURSUANT TO THIS AGREEMENT AND SELLER AND SERVICER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST SELLER OR SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SELLER OR SERVICER AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER OR SERVICER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11 Integration; Binding Effect; Termination of Agreement; Survival of Terms.

(a)	This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the date following the Facility Termination Date on which all of the Aggregate Unpaids shall have been reduced to zero, on which date this Agreement shall terminate; provided, however, that (i) the rights and remedies with respect to (A) any breach of any representation and warranty made by Seller pursuant to Article V, (B) the indemnification and payment provisions of Article X (other than as provided in clause (ii) below), shall be continuing and shall survive any termination of this Agreement until the date which occurs 367 days after the date this Agreement shall have terminated and (iii) the rights and remedies with respect to (A) Sections 14.5, 14.6 and 14.15 and (B) the indemnification provisions of Section 10.1 and 10.2 relating to any event or circumstance of the type described in clause (iv), (vii), (ix) or (xiii) thereof shall be continuing and shall survive any termination of this Agreement.

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Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13 Agent Roles.

(a)	BNS. Each of the Financial Institutions acknowledges that BNS acts, or may in the future act, (i) as Agent for the Purchasers, (ii) as Managing Agent for Liberty Street Funding LLC (“Liberty”) or any Financial Institution in BNS’s Purchase Group, (iii) as issuing and paying agent for Liberty’s Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for Liberty’s Commercial Paper and (v) to provide other services from time to time for any of the Purchasers, any Financial Institution, Seller, the Originators and Affiliates (collectively, the “BNS Roles”). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all BNS Roles and agrees that in connection with any BNS Role, BNS may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Liberty, and the giving of notice to the Agent of a mandatory purchase pursuant to a Liquidity Agreement.

(b)	Managing Agent Institution Roles. Each of the Financial Institutions acknowledges that each Person that serves as a Managing Agent hereunder (a “Managing Agent Institution”) acts, or may in the future act, (i) as Managing Agent for one or more Conduits, (ii) as issuing and paying agent for each such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for each such Conduit’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduits (collectively, the “Managing Agent Institution Roles”). Without limiting the generality of this Section 14.13(b), each Financial Institution hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the related Conduit.

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Section 14.14 Characterization.

(a)	It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Agent or any assignee thereof of any obligation of Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

(b)	In addition to any ownership interest which the Agent and the Purchasers may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers and the Program F/X Counterparties a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent, the Purchasers and the Program F/X Counterparties shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 14.15 Excess Funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit shall be obligated to pay any amount pursuant to this Agreement unless (i) such Conduit has received funds which may be used to make such payment and which funds are not required to repay Commercial Paper when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the program documents governing such Conduit’s securitization program) under all of such Conduit’s liquidity facilities to pay the face amount of all outstanding Commercial Paper when due or (y) all Commercial Paper of such Conduit is paid in full. Any amount which any Conduit does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101(5) of the Federal Bankruptcy Code) against or corporate obligation of such Conduit for any such insufficiency unless and until such Conduit satisfies the provisions of clauses (i) and (ii) above.

Section 14.16 Amendment and Restatement.

(a)	This Agreement amends and restates in its entirety the Second Amended and Restated Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Second Amended and Restated Agreement shall, subject to this Section 14.15, be superseded hereby.

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(b)	Notwithstanding the amendment and restatement of the Second Amended and Restated Agreement by this Agreement:

(i)	each Purchaser Interest existing on the date hereof under the Second Amended and Restated Agreement shall continue in effect as a Purchaser Interest hereunder, without any transfer, conveyance, diminution or other modification thereto or effect thereon occurring or being deemed to occur by reason of the amendment and restatement of the Second Amended and Restated Agreement hereby; and

(ii)	Seller shall continue to be liable to the Purchasers and the Agent with respect to (A) all “Obligations” accrued to the date hereof under the Second Amended and Restated Agreement and (B) all agreements on the part of the Seller under the Second Amended and Restated Agreement to indemnify any of the Purchasers or the Agent in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in Article X thereof.

(c)	This Agreement is given in substitution for the Second Amended and Restated Agreement and not as payment of any of the obligations of Seller thereunder, and is in no way intended to constitute a novation of the Second Amended and Restated Agreement. Nothing contained herein is intended to amend, modify or otherwise affect any obligation of Seller, Servicer, any Originator or JDI (in respect of its obligations under any Performance Undertaking) existing prior to the date hereof.

(d)	Upon the effectiveness of this Agreement, each reference to the Second Amended and Restated Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.

(e)	Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the facility contemplated herein, including, without limitation, the eligibility of Receivables purchased under the Second Amended and Restated Agreement and any settlements to be made with respect thereto.

Section 14.17 Consents to Amendment and Restatement. By execution of this Agreement, each Purchasers, each Managing Agent and the Agent hereby consent to the amendment and restatement on the date hereof of (i) the Receivables Sale Agreement between the Seller and JDI and (ii) the Performance Undertaking.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized signatories as of the date hereof.

JWPR CORPORATION, as Seller and Servicer

By:	/s/ William A. Uelmen
Name:	William A. Uelmen
Title:	President

Address:	JWPR Corporation
c/o M&I Portfolio Services Inc.
3993 Howard Hughes Parkway, Suite 100
Las Vegas, NV 89109

FAX:	(702) 735-1785

Signature Page to

Third Amended and Restated

Receivables Purchase Agreement

LIBERTY STREET FUNDING LLC, as a Conduit

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

Address:	c/o The Bank of Nova Scotia
One Liberty Plaza
165 Broadway
New York, New York 10006
Fax: (212) 225-527

Signature Page to

Third Amended and Restated

Receivables Purchase Agreement

THE BANK OF NOVA SCOTIA, as a Financial
Institution, Managing Agent, and as Agent

By:	/s/ Darren Ward
Name:	Darren Ward
Title:	Director

Address:	One Liberty Plaza
165 Broadway
New York, New York 10006
Fax: (212) 225-5274

Signature Page to

Third Amended and Restated

Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity. An Accounting Based Consolidation Event shall be deemed to occur on the date any Affected Entity shall acknowledge in writing that any such consolidation of the assets and liabilities of any Conduit shall occur (including through the issuance of regulatory reports or financial statements that consolidate such assets).

“Accounting Based Consolidation Event Changes” has the meaning specified in Section 10.3(b).

“Accrual Account” means any rebate accrual account and any ship-through credit accrual accounts maintained on the general ledger or other books and records of any Originator but excluding the Professional Rebate Accrual Reserve Account.

“Accrual Period” means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of any Conduit or (iii) any bank holding company in respect of any of the foregoing.

“Affected Financial Institution” has the meaning specified in Section 12.1(a).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. In the case of Seller and any Originator, the term “Affiliate”, shall include any Person that is a Subsidiary of Holdco, but shall not include any Person that directly or indirectly is in control of Holdco unless such Person is generally identified by JDI or Holdco as being a unit that is part of the “Commercial Markets Group” (as distinguished from the “Consumer Group”) of the Persons owned in whole or in part by members of the Johnson Family Group.

“Agent” has the meaning set forth in the preamble to this Agreement.

Exh. I-1

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicer Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, all accrued and unpaid CP Costs, all accrued and unpaid Yield, Aggregate Capital, all accrued and unpaid amounts owing by Seller to Program F/X Counterparties under the Hedging Arrangements and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Amortization Date” means the earliest to occur of (i) the Business Day specified by the Agent following a day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii) (subject to the proviso therein with regard to involuntary proceedings), (iii) the Business Day specified in a written notice from the Agent pursuant to Section 9.2 hereof following the occurrence of any other Amortization Event and (iv) the date which is 30 Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Applicable Margin” means, as of any date of determination, a rate per annum equal to 4.0%.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Associate” means (i) any relative or spouse of a shareholder of Holdco or any relative of such spouse; (ii) any trust or estate in which a shareholder of Holdco or any of the persons specified in clause (i) collectively own a substantial beneficial interest or of which any of such persons serve as trustee, executor or in any similar fiduciary capacity; and (iii) any corporation or other organization (other than Holdco or a Subsidiary of Holdco) in which a shareholder of Holdco or any of the persons specified in clause (i) or (ii) are the beneficial owners collectively of 51% or more of the capital stock or 51% or more of the equity interest.

“Authorized Officer” means, with respect to any Person, its president, any vice president, corporate controller, treasurer or chief financial officer.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate for a one month Tranche Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Base Rate due to a

Exh. I-2

change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned to a Financial Institution pursuant to a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand. “Broken Funding Costs” shall include any losses, costs or expenses incurred at any time by the applicable Managing Agent (in its capacity as managing agent hereunder, as distinguished from its capacity (if any) as counterparty under such Hedging Arrangement) or any Purchaser in connection with the early termination, reduction or replacement of any Hedging Arrangement.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York and The Depository Trust Company of New York is open for business; provided that if the applicable Business Day relates to (A) any computation or payment to be made with respect to the LIBO Rate, (B) any Incremental Purchase in respect of UK Receivables or Canadian Receivables or (C) any reduction in Capital with Collections from UK Receivables or Canadian Receivables, the same shall also be a day on which banks are not authorized or required to close in London, England and Toronto, Canada.

“BNS” has the meaning set forth in the preamble to this Agreement.

“Canadian Excess Amount” means, as of any date of determination, the amount by which the aggregate Outstanding Balance of Eligible Receivables which are Canadian Receivables exceeds 35% of the Outstanding Balance of all Eligible Receivables.

“Canadian Receivable” means any Receivable originated by the JD-Canada and purportedly transferred by JD-Canada to Seller under the Receivables Sale Agreement between JD-Canada and Seller.

Exh. I-3

“Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Managing Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Change of Control” means any of the following: (i) the Johnson Family Group, together with Employee Shareholders, shall fail to own, directly or indirectly, with full power to vote or to direct the voting of more than 50% of the voting stock of Holdco (the “Parent”), (ii) the Parent shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock of JDI (except for one (1) share); or (iii) a majority of the board of directors of Holdco (the “Board”) shall cease for any reason to consist of (A) individuals who were serving as directors of Holdco as of the date of this Agreement, and (B) individuals who subsequently become members of the Board if such individuals’ nomination for election or election to the Board is recommended or approved by a majority of the Board or the Johnson Family Group; or (iv) a default or the happening of any event shall occur under any charter, indenture, agreement or other instrument in connection with which any preferred stock of Holdco may be issued, and as a result of such default or event the holders of such preferred stock shall designate or elect members of the Board; or (v) JDI shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock of each of the Originators and Seller; provided that the event described in clause (v) hereof shall not constitute a “Change of Control” hereunder if such event relates to the ownership of an Originator and, at or prior to the time of such event, JDI or the applicable Originator shall have repurchased all of the then outstanding Receivables that shall have been originated by such Originator.

“Charged Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to the parties therein refer to such Obligor); (ii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, (iii) which has been identified by Seller as uncollectible.

“Collection Account” means each bank account, concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, those accounts listed on Exhibit IV.

“Collection Account Agreement” means (i) in the case of all Receivables other than the UK Receivables, an agreement in a form reasonably satisfactory to the Agent among any Originator, Seller, the Agent and a Collection Bank, (ii) in the case of all UK Receivables, the Deed of Trust and Charge, together with the notice required to be given to the applicable Collection Bank thereunder and (iii) any other “blocked account agreement”, “account control agreement” or any other equivalent thereof pursuant to which the Agent is granted “control” of a Collection Account which is in form and substance reasonably acceptable to the Agent.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

Exh. I-4

“Collection Notice” means a “block notice” or a “notice of exclusive control” (or the equivalent of any of the foregoing) as described in a Collection Account Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Receivable and all amounts payable to the Seller under or pursuant to the Hedging Arrangements (including, without limitation, any Deemed Collections with respect to such Receivable).

“Commercial Paper” means promissory notes of any Conduit issued by any Conduit in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Seller, in an amount not to exceed, in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement or for any Financial Institution party hereto pursuant to a Joinder Agreement or Assignment Agreement, the “Commitment” set forth therein, as such amount may be modified in accordance with the terms hereof.

“Commitment Availability” means at any time the positive difference (if any) between (a) the Purchase Limit at such time minus (b) the Aggregate Capital at such time.

“Concentration Limit” means, at any time, for any Obligor, an amount equal to (i) a percentage equal to  1/3 of the Loss Reserve Floor at such time, multiplied by (ii) the aggregate Net Eligible Outstanding Balance at such time, or such other amount (a “Special Concentration Limit”) for such Obligor designated by the Managing Agents; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that any Managing Agent may, upon not less than three Business Days’ notice to Seller, cancel any Special Concentration Limit. Subject to the foregoing, the following Obligors shall each have a Special Concentration Limit equal at any time to 5.0% of the Net Eligible Outstanding Balance at such time:

Obligor	Rated Entity
Xpedx Corp.	International Paper Corp.
Wal-Mart Stores, Inc.	Wal-Mart Stores, Inc.

provided in any such case that if the long-term senior unsecured debt rating of the Rated Entity in respect of any such Obligor shall at any time be (x) less than BBB- or is not rated, as publicly announced by S&P or (y) less than Baa3 or is not rated, as publicly announced by Moody’s, the Special Concentration Limit in respect of such Obligor shall thereupon cease to be in effect. In addition, subject to the foregoing, Bunzl plc (together with its Affiliates, including Bunzl Retail Supplies, Ltd., Bunzl Outsourcing UK Ltd. and Greenham Trading Ltd.) shall have a Special Concentration Limit equal at any time to six percent (6.0%) the Net Eligible Outstanding Balance at such time.

“Conduit” has the meaning set forth in the preamble to this Agreement.

Exh. I-5

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, continently agrees to purchase or provide funds for the payment of, or otherwise becomes or is continently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Counterparty” means any Person party to a Hedging Arrangement with Seller.

“CP Costs” means, for each day, the sum of (i) discount or yield accrued on Pooled Commercial Paper of a Conduit on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by such Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with such Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of such Conduit pursuant to the terms of any receivable purchase facilities funded substantially with such Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by a Managing Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by the related Conduit in such Managing Agent’s Purchase Group in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

“Credit Agreement” means that certain Credit Agreement, dated as of December 16, 2005, among JDI, JohnsonDiversey Holdings, Inc., certain lenders and issuers party thereto, certain agents parties thereto and Citicorp USA, Inc., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

“Deed of Trust and Charge” means any Deed of Trust and Charge among a Collection Bank, the Seller and the Agent, in its capacity as a trustee as the same may from time to time be amended, restated, supplemented or otherwise modified.

Exh. I-6

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), in which case the deemed Collection shall be in the amount of the applicable reduction, discount, adjustment or cancellation in the affected Receivable or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable in which case the deemed Collection shall be an amount equal to the Outstanding Balance of such Receivable.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.

“Default Ratio” means a ratio, calculated in reference to any Reporting Period,

(a) the numerator of which is the aggregate Outstanding Balance of Receivables which became Defaulted Receivables during such Reporting Period, and

(b) the denominator of which is an amount equal to the aggregate sales of the Originators in the fourth immediately preceding Reporting Period.

“Defaulted Receivable” means any (i) Charged-Off Receivable or (ii) any Receivable as to which any amount remaining unpaid for more than 90 days from the original due date from such payment.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 61 days from the original due date for such payment.

“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance at such time of all Delinquent Receivables divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Designated Obligor” means an Obligor indicated by any Managing Agent to Seller in writing.

“Dilution Factor” means, for any Reporting Period, an amount (expressed as a percentage) equal to:

(2.0 x ED) +	DS(DS-ED)
ED

Exh. I-7

where:

ED	=	as of such Reporting Period the twelve Reporting Period rolling average of the Dilution Ratio.
DS	=	for the twelve prior Reporting Periods, including such Reporting Period, the highest Dilution Ratio.

“Dilution Horizon Ratio” means, at any time,

(i) the sum of the aggregate gross sales of the Originators during the most recently ended Reporting Period, divided by

(ii) the Net Eligible Outstanding Balance at such time.

“Dilution Ratio” means, for any Reporting Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Reporting Period divided by (ii) the aggregate gross sales of the Originators during the immediately preceding Reporting Period.

“Dilution Reserve” means, on any date, an amount equal to the product of (a) the Net Receivables Balance as of the close of business on such date, and (b) the greater of (1) the Dilution Factor multiplied by the Dilution Horizon Ratio and (2) 5.0%.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”, excluding any such Deemed Collections to the extent the same shall have given rise to an adjustment in the balance of any Accrual Account or the Professional Rebate Accrual Reserve Account.

“Discount Rate” means, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Eligible Counterparty” means any Counterparty which has a credit rating in respect of its short-term indebtedness of not less than “A-1” from S&P and not less than “P-1” from Moody’s and is otherwise acceptable to the Agent.

“Eligible Hedging Arrangement” means any Hedging Arrangement between Seller and an Eligible Counterparty that (i) contains, to the extent requested by the Agent, terms and provisions to accommodate the criteria specified by S&P or any other rating agency in respect of Hedging Arrangements in structured finance transactions, (ii) is fully assignable to the Agent for the benefit of the Purchasers hereunder, (iii) is not subject to any Adverse Claim in favor of any Person other than the Agent for the benefit of the Purchasers hereunder and (iv) contains such other terms and provisions as may be determined by the Agent in its reasonable judgment to be appropriate in light of the bankruptcy-remote structuring objectives with respect to Seller. In reviewing any Hedging Arrangement for purposes of determining eligibility under clause (iv) above, (a) the Agent shall not unreasonably withhold or delay its approval of such Hedging Arrangement and (b) the pricing terms of such Hedging Arrangement shall not be a basis for determining ineligibility.

Exh. I-8

“Eligible Receivable” means, at any time, a Receivable:

(i)	the Obligor of which (a) if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; (d) is not a government or a governmental subdivision or agency and (e) is not a natural person,

(ii)	the Obligor of which is not the Obligor of any Charged-Off Receivable,

(iii)	the Obligor of which is not the Obligor of Defaulted Receivables having a aggregate Outstanding Balance in excess of 30% of the aggregate Outstanding Balance of all Receivables of such Obligor,

(iv)	which is not a Charged-Off Receivable, Delinquent Receivable or a Defaulted Receivable,

(v)	which:

(A)	in the case of any Receivable that is not a UK Receivable, by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended; provided that in the case of any Receivable that is not a UK Receivable that but for this clause (v)(A) would constitute an Eligible Receivable, such Receivable may nonetheless constitute an Eligible Receivable if and so long as:

1.	by its terms such Receivable is due and payable within 60 days of the original billing date therefor and has not had its payment terms extended; and

2.	the aggregate Outstanding Balance of such Receivable and all other Receivables that are not UK Receivables that shall constitute Eligible Receivables by reason of this proviso does not at any time exceed 6% of the Outstanding Balance of all Receivables; or

(B)	in the case of any UK Receivable, by its terms is due and payable within 60 days of the original billing date therefor and has not had its payment terms extended; provided that in the case of any UK Receivable that but for this clause (v)(B) would constitute an Eligible Receivable, such Receivable may nonetheless constitute an Eligible Receivable if and so long as:

1.	by its terms such Receivable is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended; and

Exh. I-9

2.	the aggregate Outstanding Balance of such Receivable and all other UK Receivables that shall constitute Eligible Receivables by reason of this proviso does not at any time exceed 10% of the Outstanding Balance of all Receivables;

(vi)	which is an “account” within (i) the meaning of Section 9-102 of the UCC of all applicable jurisdictions or (ii) within the meaning of such term within the PPSA of all applicable jurisdictions,

(vii)	which is denominated and payable only in Dollars in the United States,

(viii)	which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Managing Agents in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(ix)	which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of any Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(x)	which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(xi)	which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or consumer protection or data protection) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xii)	which satisfies all applicable requirements of the Credit and Collection Policy,

(xiii)	which was generated in the ordinary course of an Originator’s business,

Exh. I-10

(xiv)	which arises solely from the sale of goods or the provision of services to the related Obligor by an Originator, and not by any other Person (in whole or in part),

(xv)	as to which no Managing Agent has notified Seller that it has determined that such Receivable is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to such Managing Agent, it being understood that (A) any such determination by a Managing Agent shall be made in the reasonable judgment of such Managing Agent based upon the creditworthiness of the related Obligor or Obligors, guidelines or restrictions imposed by any governmental authority or rating agency, or similar factors, and (B) in the event a Managing Agent shall have reached any such determination based upon information that is considered by such Managing Agent in its sole discretion to be confidential or proprietary, such Managing Agent shall have no obligation to disclose to the Seller or to any other Person the basis for such determination,

(xvi)	which is not subject to any right of rescission, set off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim (except as created by the Transaction Documents), and the Obligor thereon holds no right as against any Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable; provided that a Receivable in respect of which a sale discount shall apply pursuant to the applicable Contract or in respect of which defective goods have been returned in accordance with the terms of the applicable Contract may constitute an Eligible Receivable, (A) in the case of any such event having occurred prior to the purchase of such Receivable hereunder, to the extent of the net Outstanding Balance of such Receivable after giving effect to such sale discount or return of goods and (B) in the case of any such event occurring on or after the date of the purchase of such Receivable hereunder, (x) after receipt by the Servicer of the Deemed Collection arising from such event and (y) then to the extent of the net Outstanding Balance of such Receivable after giving effect to such sale discount or return of goods,

(xvii)	as to which each applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(xviii)	all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the relevant Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim (except as created by the Transaction Documents).

Exh. I-11

A UK Receivable, that otherwise satisfies the criteria set forth in clauses (i) through (xviii) above, may constitute an Eligible Receivable for purposes of this Agreement:

(xix)	notwithstanding clause (i)(a) above, if the Obligor thereon is organized under the laws of England and Wales;

(xx)	notwithstanding clause (i)(d) above, if the Obligor thereon is a government or a governmental subdivision or agency, and such Receivable arose in connection with the sale of goods by JD-UK to such Obligor;

(xxi)	notwithstanding clause (vi) above, if such Receivable constitutes a right to payment of a monetary obligation arising in connection with the sale of goods by JD-UK;

(xxii)	notwithstanding clause (vii) above, if such Receivable is denominated and payable only in the lawful currency of the United Kingdom to a Collection Account;

(xxiii)	notwithstanding the requirement in clause (viii) above that the related Contract be in writing, to the extent in the custom and practice of JD-UK’s business the applicable Contract is not typically in writing;

(xxiv)	notwithstanding clause (xviii), to the extent such clause requires that legal title transfer, if beneficial title is transferred by JD-UK to Seller and Seller holds beneficial ownership of such UK Receivable, free and clear of any Adverse Claim;

(xxv)	if a Purchaser Interest as contemplated herein is capable of being transferred by the Seller to the Agent for the benefit of the Purchasers in such Receivable, free and clear of any Adverse Claim;

(xxvi)	if such Receivable and the Contract related thereto is governed by English law; and

(xxvii)	if Eligible Hedging Arrangements shall then be in effect in the notional amount and otherwise on the terms then required under Section 1.5 of the Agreement; provided that in the case of any Receivable outstanding at the time a Counterparty ceases to be an Eligible Counterparty, such Receivable may continue to constitute an Eligible Receivable notwithstanding this clause (z) unless thirty days or more shall have elapsed since such Counterparty ceased to be an Eligible Counterparty and no new Hedging Arrangement meeting the requirements of this clause (z) shall have been provided in substitution for the Hedging Arrangements with such Counterparty.

Exh. I-12

A Canadian Receivable, that otherwise satisfies the criteria set forth in clauses (i) through (xviii) above, may constitute an Eligible Receivable for purposes of this Agreement:

(xxviii)	notwithstanding clause (i)(a) above, if the Obligor thereon is organized under the laws of a Province of Canada or the federal laws of Canada;

(xxix)	notwithstanding clause (vi) above, if such Receivable constitutes a right to payment of a monetary obligation arising in connection with the sale of goods by JD-Canada;

(xxx)	notwithstanding clause (vii) above, if such Receivable is denominated and payable only in the lawful currency of Canada to a Collection Account;

(xxxi)	if such Receivable and the Contract related thereto is governed by the laws of a Province of Canada; and

(xxxii)	if Eligible Hedging Arrangements shall then be in effect in the notional amount and otherwise on the terms then required under Section 1.5 of the Agreement; provided that in the case of any Receivable outstanding at the time a Counterparty ceases to be an Eligible Counterparty, such Receivable may continue to constitute an Eligible Receivable notwithstanding this clause (xxxii) unless thirty days or more shall have elapsed since such Counterparty ceased to be an Eligible Counterparty and no new Hedging Arrangement meeting the requirements of this clause (xxxi) shall have been provided in substitution for the Hedging Arrangements with such Counterparty.

“Employee Shareholders” means any officer, director or employee of Holdco or any Affiliate of Holdco, JDI, their respective Subsidiaries or Associates holding voting stock of Holdco subject to a mandatory obligation to tender to Holdco while so held.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Facility Account” means Seller’s Account No.1000231372 at Johnson Bank, Racine, Wisconsin.

“Facility Termination Date” means, at any time, the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

Exh. I-13

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means (i) that certain fee letter among Seller, JDI, Liberty, the Agent and BNS dated the date hereof, and (ii) any other fee letter executed in connection with a Joinder Agreement, as each may be amended, restated or modified and in effect from time to time.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financial Institutions” means each of the Persons listed on Schedule A hereto.

“Financial Person” means a bank, commercial finance company, mutual fund, insurance company or other similar Person the primary business of which is not, to the knowledge of the Agent, in competition with any of the material operating businesses of the Originators.

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit, including a Liquidity Agreement.

“Funding Source” means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit, including a Liquidity Agreement.

“Group Purchase Limit” means, for each Purchase Group, the sum of the Commitments of the Financial Institutions in such Purchase Group.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

“GST” means all goods and services tax payable under Part IX of the Excise Tax Act (Canada), all QST and all harmonized sales tax in the Provinces of Nova Scotia, Newfoundland and New Brunswick payable under the Excise Tax Act (Canada), as such statutes may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Hedge Breakage Cost” any lump-sum amount payable by Seller to any Program F/X Counterparty in connection with the designation of an “Early Termination Date” of any Hedging Arrangement.

“Hedge Indemnity Cost” any amounts payable by Seller to any Program F/X Counterparty in respect of any indemnities under any Hedging Arrangement.

Exh. I-14

“Hedging Arrangement” means any interest rate or currency exchange arrangement, of any type or kind, to which Seller may be a party in connection with any of the transactions contemplated in this Agreement or in any of the Sale Agreements for purposes of facilitating, whether directly, indirectly or ultimately, the purchase with funding provided in Dollars of Receivables originated and collected in a currency other than Dollars.

“Holdco” shall mean JohnsonDiversey Holdings, Inc., a Wisconsin corporation, and the owner of 100% (except for 1 share) of the issued and outstanding capital stock of JDI as of the date hereof.

“Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on customary terms); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments or guarantees; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, in either case, with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capitalized lease obligations; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any liens upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include the applicable pro rata portion of all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer. In addition, for the purposes of this Agreement, the consolidated Indebtedness of Holdco, JDI, and their respective Subsidiaries shall be considered without duplication. For example, a guaranty made by JDI of the Indebtedness of one of its Subsidiaries shall not add any Indebtedness to the calculation of consolidated Indebtedness, as the Subsidiary’s Indebtedness already would have been included in such calculation.

“Independent Director” shall mean a member of the Board of Directors of Seller who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of Seller, any Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, any Originator, or any of their respective Subsidiary.

“JDI” or “JohnsonDiversey” means JohnsonDiversey, Inc., a Delaware corporation, successor to S.C. Johnson Commercial Markets, Inc.

Exh. I-15

“JD-Canada” means JohnsonDiversey Canada, Inc., an Ontario corporation.

“JD-UK” means JohnsonDiversey UK Limited, a limited liability company incorporated under the laws of England and Wales.

“Johnson Family Group” means the descendants of Herbert Fisk Johnson, father of Herbert Fisk Johnson, Jr. and Henrietta Johnson Louis, and their spouses or any trust for their exclusive benefit or under which such descendants or spouses exercise voting control or any corporation or partnership in which voting control as to such entity is held by any one or more of such descendants or spouses or by a trust for the exclusive benefit of such descendants or spouses or by a trust which is controlled by such descendants or spouses or the executor or administrator of the estate of or other legal representative of any such descendant or spouse.

“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit XI hereto, pursuant to which a new Purchase Group becomes party to this Agreement.

“Leverage Ratio” means, with respect to any Person for any period, the ratio of (a) Financial Covenant Debt of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of such period minus the aggregate amount of Cash and Cash Equivalents held by such Person and its Subsidiaries to the extent that such Cash and Cash Equivalents are held in a Deposit Account or a Securities Account over which the Administrative Agent has a perfected first priority Lien to (b) EBITDA for such Person for such period. For purposes of this definition, any term not defined herein shall have the meaning assigned to such term in the Credit Agreement attached hereto as Exhibit XI.

“LIBO Rate” means, in respect of any Tranche Period, the rate per annum equal to the sum of (i) the Offshore Base Rate for such Tranche Period plus (ii) the Applicable Margin in effect at such time.

“Liberty” has the meaning set forth in Section 14.13.

“Liquidity Agreement” means any agreement as may be in effect from time to time among a Conduit and the Financial Institutions within its Purchase Group or any Funding Source providing for the commitment of such Financial Institutions to purchase from such Conduit at any time all or any portion of such Conduit’s Purchaser Interests.

“Liquidity Termination Date” means December 9, 2009.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Loss Horizon Ratio” means, as of the last day of any Reporting Period, a ratio

(i) the numerator of which is an amount equal to the sum of (A) the aggregate gross sales of the Originators during the three Reporting Periods ending on such date; and

Exh. I-16

(b) the denominator of which is the Net Eligible Outstanding Balance as of such last day.

“Loss Percentage” means, at any time, the greater of (i) two and one-quarter (2.25) times the Loss Ratio times the Loss Horizon Ratio and (ii) the Loss Reserve Floor.

“Loss Ratio” means, as of any date, the highest average Default Ratio in respect of a period of three consecutive Reporting Periods, determined in reference to, and as of the last day of each of, the twelve Reporting Periods then most recently ended.

“Loss Reserve” means, on any date, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Loss Reserve Floor” means 12%.

“Loss-to-Liquidation Ratio” means, as at the last day of any Reporting Period, a percentage equal to (i) the sum of the amount of Charged-Off Receivables which became Charged-Off Receivables during the period, plus the aggregate amount of Receivables which are unpaid not less than 61 days and not more than 90 days from the original due date for such payment divided by (ii) the aggregate amount of Collections such period.

“Managing Agent” means any Person that acts as managing agent on behalf of the Purchasers in its related Purchase Group.

“Managing Agent Institution” has the meaning specified in Section 14.13(b).

“Managing Agent Institution Roles” has the meaning specified in Section 14.13(b).

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of Seller or any Originator, (ii) the ability of Seller or any Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Minimum Net Worth” means at any time shareholders equity in an amount not less than 3% of the aggregate Capital at such time.

“Monthly Report” means a report, in substantially the respective form set forth in Exhibit X hereto (as such form may be amended from time to time by the mutual agreement of the Agent, the Managing Agents and the Servicer) (appropriately completed), furnished by the Servicer to the Agent and the Managing Agents pursuant to Section 8.5 and relating to a fiscal month of the Seller and the Originators.

“Moody’s” means Moody’s Investor Service, Inc.

Exh. I-17

“Net Eligible Outstanding Balance” means, at any time, an amount equal to (i) the aggregate Outstanding Balance of all Eligible Receivables at such time minus (ii) the aggregate balance then reflected on the books and records of the Originators in respect of the Accrual Accounts (or measured in any other manner satisfactory to the Agent and the Required Financial Institutions).

“Net Receivables Balance” means, at any time, the aggregate Net Eligible Outstanding Balance at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor, (ii) an amount equal to the aggregate balance then reflected on the books and records of the Originators in respect of the Professional Rebate Accrual Reserve Account and (iii) the Canadian Excess Amount.

“Non-Renewing Financial Institution” has the meaning set forth in Section 12.3(a).

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Offshore Base Rate” means, for any Tranche Period, a per annum rate equal to (i) the “Eurocurrency Rate” as defined in the Credit Agreement, as determined in reference to a “Loan” denominated in Dollars thereunder and in reference to an “Interest Period” having a duration equal to such Tranche Period; provided that if the Credit Agreement shall have terminated or the applicable Managing Agent shall be unable to determine the Offshore Base Rate in the foregoing manner for any other reason at any time, “Offshore Base Rate” shall mean the average of the rates per annum at which deposits in Dollars (for delivery on the first day of the applicable Tranche Period) in same day funds in the approximate amount of the amount to be funded at the Offshore Base Rate and with a term equivalent to such Tranche Period would be offered by BNS to major banks in the offshore eurocurrency market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, plus (ii) 0.05%.

“Originator” means each of JohnsonDiversey, Inc., JD-Canada or JD-UK, in its capacity as seller under the respective Receivables Sale Agreement.

“Originator Entity” has the meaning set forth in Section 7.1(i).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“Percentage” means, with respect to any Financial Institution in any Purchase Group, a percentage equal to the Commitment of such Financial Institution divided by the Group Purchase Limit of its Purchase Group.

“Performance Undertaking” means that certain Amended and Restated Performance Undertaking, dated as of the date hereof, made by JDI in favor of Seller, as the same may be amended, restated or otherwise modified from time to time.

Exh. I-18

“Performance Guarantor” means JDI, in its capacity as “Performance Guarantor” under the Performance Undertaking.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pooled Commercial Paper” means Commercial Paper notes of any Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit. During the period that Commercial Paper notes of any Conduit shall be rated A-1 by S&P and P-1 by Moody’s, the CP Costs hereunder shall be calculated in reference to such Commercial Paper notes.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“PPSA” means (i) the Personal Property Security Act in each applicable Province of Canada other than Quebec, and (ii) the Civil Code of Quebec.

“Prime Rate” means, at any time, the rate per annum then most recently published in the Wall Street Journal as the ‘Prime Rate’ or, if such information is no longer available or delayed for any reason, “Prime Rate” shall mean a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by BNS from time to time, changing when and as such rate changes.

“Professional Rebate Accrual Reserve Account” means the rebate accrual account maintained by JohnsonDiversey, Inc. relating to rebates that may be payable to customers of the Professional Division of JohnsonDiversey, Inc.

“Program F/X Counterparty” means any Counterparty with respect to a foreign currency Hedging Arrangement that has agreed to be bound by the terms of Article XI of this Agreement in a document in form and substance acceptable to the Agent.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Pro Rata Share” means, for each Purchase Group, a percentage equal to (i) the aggregate Commitments of the Financial Institutions in such Purchase Group divided by (ii) the Purchase Limit, adjusted as necessary to give effect to the application of the terms of Article XII.

“PST” means all taxes payable under the Retail Sales Tax Act (Ontario), R.S.O. 1990, c. R-31, or any similar statute of another jurisdiction of Canada, as such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute, other than GST.

Exh. I-19

“Purchase Group” means a Managing Agent, the related Conduit and the related Financial Institutions.

“Purchase Limit” means the sum of the Commitments of the Financial Institutions as such amount may be reduced pursuant to Section 1.1(b) and as such amount may be increased by the mutual agreement of all parties hereto.

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of the amount requested by Seller in the applicable Purchase Notice, the unused portion of the Purchase Limit on the applicable purchase date and the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase. The Purchase Price shall not in any event exceed an amount that would cause Seller to fail to be in compliance with Section 2.6 after giving effect to the applicable purchase.

“Purchaser” means any Conduit or Financial Institution, as applicable, and “Purchasers” means all Conduits and Financial Institutions.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

where:

C	=	the Capital of such Purchaser Interest.

AR	=	the Aggregate Reserves.

NRB	=	the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

Exh. I-20

“QST” means the tax payable under the Act Respecting the Quebec Sales Tax, R.S.Q. c.T-01, as such statute may be amended, modified, supplemented or replaced from time to time, including any successor statute.

“Receivable” means all indebtedness and other obligations owed to Seller or to any Originator (at the time it arises, and before giving effect to any transfer or conveyance under any Receivables Sale Agreement or hereunder) or in which Seller or any Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, contract right, payment intangible, claim, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, arising in connection with the sale of goods or, with respect to any Receivable other than a Canadian Receivable, the rendering of services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges and GST with respect thereto but specifically excludes any obligation to pay PST. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Sale Agreement” means, any of the following, as each agreement may be amended, restated or otherwise modified from time to time:

(i)	that certain Amended and Restated Receivables Sale Agreement dated as of the date hereof between JohnsonDiversey, Inc., as seller, and Seller, as buyer;

(iii)	that certain Receivables Sale Agreement dated as of the date hereof between JD-Canada, as seller, and Seller, as buyer; and

(iv)	that certain Receivables Offer Deed dated October 24, 2003 between JD-UK, as seller, and Seller, as buyer.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reconveyed Assets” has the meaning set forth in Section 1.1(d).

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.3(a).

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Security” means, with respect to any Receivable:

(i)	all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

Exh. I-21

(ii)	all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)	all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)	all service contracts and other contracts and agreements associated with such Receivable,

(v)	all Records related to such Receivable,

(vi)	all of Seller’s right, title and interest in, to and under each Receivables Sale Agreement and each instrument, document and agreement existing in connection with any of the foregoing, including without limitation, the Deed of Trust and Charge and any similar arrangement made by an Originator in favor, directly or indirectly, of Seller in connection with the Receivables,

(viii)	all of Seller’s right, title and interest in, to and under any Hedging Arrangement,

(ix)	all of Seller’s right, title and interest in, to and under the Performance Undertaking, and

(x)	all proceeds of any of the foregoing.

“Reporting Date” means any date on which a Monthly Report is required to be delivered in accordance with Section 8.5(i).

“Reporting Period” means a fiscal month of the Originators. The Servicer shall from time to time deliver to the Agent a current schedule of fiscal months of the Originators then in effect.

“Required Financial Institutions” means, at any time, Financial Institutions with Commitments in excess of 50% of the Purchase Limit or, in the case of a Purchase Group, of the Group Purchase Limit; provided, that, so long as there are no more than two (2) Financial Institutions, Required Financial Institutions shall mean each of the Financial Institutions.

Exh. I-22

“Required Notice Period” means two Business Days.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in each Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw Hill Companies, Inc.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” means, collectively, Seller, individually, Seller in its capacity as Servicer and any sub-Servicer.

“Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicer Reserve” means, on any date, an amount equal to 0.50% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means (A) the Wednesday immediately after the Reporting Date in such month (the “Scheduled Settlement Date”) (or, if such Wednesday is not a Business Day, the first Business Day following such Wednesday), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

“Settlement Period” means (A) in respect of each Purchaser Interest of the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.

Exh. I-23

“Termination Date” has the meaning set forth in Section 2.2.

“Termination Percentage” has the meaning set forth in Section 2.2.

“Terminating Financial Institution” has the meaning set forth in Section 12.3(a).

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Tranche Period” means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or an undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement:

(a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, commencing on a Business Day selected by Seller in accordance with the terms of this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

(b) if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the applicable Managing Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable Managing Agent.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, each Receivables Sale Agreement, the Deed of Trust and Charge, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, each Subordinated Note (issued under and as defined in each Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means (i) the Uniform Commercial Code as from time to time in effect in the specified jurisdiction and (ii) the PPSA.

“UK Receivable” means any Receivable originated by JD-UK and purportedly transferred by JD-UK to Seller under the Receivables Sale Agreement between JD-UK and Seller.

Exh. I-24

“Wholly-Owned Subsidiary” of a Person means (i) any corporation 100% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, including, without limitation, any Purchaser Interests or undivided interests in Purchaser Interests assigned to a Financial Institution pursuant to a Liquidity Agreement, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

“Yield Reserve” means, on any date, an amount equal to 1.00% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exh. I-25

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

The Bank of Nova Scotia, as Agent

165 Broadway

New York, New York 10006

Attention:

Phone:

Fax:

Attention:	[ABF Treasury]

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 10, 2008, by and among JWPR Corporation, a Nevada corporation, as seller and servicer (the “Seller”), the Purchasers and Managing Agents party thereto and The Bank of Nova Scotia as Agent (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Managing Agents are hereby notified of the following Incremental Purchase:

Purchase Price:	The amount of the Purchase Price to be funded by each Purchase Group is as follows: (a) BNS Purchase Group: $

Date of Purchase:

Requested Discount Rate:	[LIBO Rate] [Base Rate]

Exh. IV-1

Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. No. (    )

Please advise [Name] at telephone no (    )                      if none of the Conduits will be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i) the representations and warranties of Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

(ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event;

(iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 97%, the related Purchase Price does not exceed the Availability immediately prior to giving effect to such purchase; and

(iv) the amount of Aggregate Capital is $             after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

JWPR CORPORATION

By:
Name:
Title:

Exh. IV-2

EXHIBIT III

Places of Business; Locations of Records;

Federal Employer Identification Number(s); Other Names

JWPR CORPORATION

Places of Business:

c/o M & I Portfolio Services, Inc.

3992 Howard Hughes Parkway, Suite 100

Las Vegas, NV 89109

Locations of Records:

c/o M & I Portfolio Services, Inc.

3992 Howard Hughes Parkway, Suite 100

Las Vegas, NV 89109

Federal Employer Identification Number:

88-0488226

Corporate, Partnership Trade and Assumed Names:

None

Exh. III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Name of Originator	Bank Name & Address	Account Number	Name & Address of Associated Lock-Box
JohnsonDiversey, Inc. (JDINA)	Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603	5800400664	1589 Paysphere Circle Chicago, IL 60674

JohnsonDiversey, Inc. (US Chemical)	Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603	5800400706	2205 Paysphere Circle Chicago, IL 60674

JohnsonDiversey, Inc.	Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603	5800400789	2350 Paysphere Circle Chicago, IL 60674

JohnsonDiversey, Inc. (Professional Consumer Branded Products)	Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603	5800400672	1696 Paysphere Circle Chicago, IL 60674

JohnsonDiversey, Inc. (Americlean)	Bank of America, N.A. 135 S. LaSalle Street Chicago, IL 60603	5800400698	1760 Paysphere Circle Chicago, IL 60674

JohnsonDiversey Canada, Inc.	Citibank Toronto 123 Front Street West Toronto, Ontario M5J 2M3 Canada	2014258007	N/A

JohnsonDiversey Canada, Inc.	Royal Bank of Canada PO Box 7450 Postal Station A Toronto, Ontario M5W 3C1 Canada	1012988	PO Box 7450 Postal Station A Toronto, Ontario M5W 3C1 Canada

Exh. IV-1

JohnsonDiversey Canada, Inc.	Toronto Dominion Bank PO Box 6100 Postal Station F Toronto, Ontario M4Y 2Z2 Canada	6200303654	PO Box 6100 Postal Station F Toronto, Ontario M4Y 2Z2 Canada

Exh. IV-2

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To The Bank of Nova Scotia, as Agent, and each of the “Purchasers” and “Managing Agents” party to the Agreement defined below.

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 among JWPR Corporation, a Nevada corporation, as seller and servicer (the “Seller”), the Purchasers and Managing Agents party thereto and The Bank of Nova Scotia, as agent (as amended, restated, supplemented or otherwise modified, the “Agreement”). Terms used herein and not otherwise defined herein shall have the meanings assigned in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of Seller.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. As of the last day of the accounting period covered by the attached financial statements:

a. the shareholders equity of Seller was [$            ],

b. the Aggregate Capital under the Agreement was [$            ],

c. 3% of the amount set forth in line 4b is an amount equal to [$            ], and

d. the amount set forth in line 4a is greater than or equal to the amount set forth in line 4c.

5. Schedule I attached hereto is the Compliance Certificate provided by JDI to the Seller in respect of the accounting period covered by the attached financial statements in accordance with the terms of the Receivables Sale Agreement to which JDI is party.

Exh. V-1

6. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

7. Schedule II attached hereto is the Offshore Base Compliance Certificate.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of         ,          .

Exh. V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Attach Compliance Certificates from JDI Receivables Sale Agreement for corresponding accounting period.]

Exh. V-3

SCHEDULE II

[Form of Offshore Base Compliance Certificate]

[Attached]

Exh. V-4

EXHIBIT VI

[Reserved]

Annex A-1

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the      day of         ,         , by and between                                          (“Assignor”) and                                          (“Assignee”).

PRELIMINARY STATEMENTS

A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 by and among JWPR Corporation, as Seller and initial Servicer, the Conduits, the Financial Institutions and Managing Agents party thereto and The Bank of Nova Scotia, as Agent (as amended, supplemented, modified or restated from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

B. Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

C. Assignor is selling and assigning to Assignee an undivided             % (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Managing Agent for the Assignor in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by such Managing Agent to the related Conduit, the Agent, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

Exh. VII-1

3. If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 4.1 of the Purchase Agreement.

4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent, the Managing Agents and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller, any Obligor, any Seller Affiliate or the performance or observance by Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Managing Agent, any Conduit, Seller or any other Financial Institution or

Exh. VII-2

Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent and the Managing Agent of the Assignor’s Purchase Group to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent and such Managing Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

7. Each party hereto represents and warrants to and agrees with the Agent and the Managing Agent of the Assignor’s Purchase Group that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 12.5 and 14.6 thereof.

8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Conduit, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exh. VII-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized signatories of the date hereof.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

Exh. VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

Date:                     ,

Transferred Percentage:             %

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee		Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices

Attention:

Phone:

Fax:

Exh. VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO:	, Assignor

TO:	, Assignee

Each of the undersigned, as Agent and the Managing Agent for the Assignor’s Purchase Group, respectively, under the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 by and among JWPR Corporation, as Seller and initial Servicer, the Conduits, the Managing Agents and the Financial Institutions party thereto and The Bank of Nova Scotia, as Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of             ,          between                                         , as Assignor, and                                         , as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be             ,         .

2. The Managing Agent, on behalf of the affected Conduit(s) hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Amended and Restated Receivables Purchase Agreement.

Exh. VII-6

[3. Pursuant to such Assignment Agreement, the Assignee is required to pay $             to Assignor at or before 1:00 p.m. (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

[MANAGING AGENT], as Managing Agent

By:
Name:
Title:

Exh. VII-7

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

See Applicable Exhibit or Schedule to each Receivables Sale Agreement

Exh. VIII-1

EXHIBIT IX

FORM OF CONTRACT(S)

See Attached

Exh. IX-1

EXHIBIT X

FORM OF MONTHLY REPORT

In addition to such other information as may be included on this exhibit, each Monthly Report should set forth the following with respect to the related fiscal month (the applicable “Calculation Period”) (i) the aggregate Outstanding Balance of Receivables created and conveyed by each Originator to Seller in purchases pursuant to the relevant Receivables Sale Agreement during such Calculation Period, as well as the Net Receivables Balance included therein, (ii) the aggregate purchase price payable to each Originator in respect of such purchases, specifying the Discount Factor (as defined in the relevant Receivables Sale Agreement) in effect for such Calculation Period and the aggregate Purchase Price Credits (as defined in each Receivables Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note (as defined in each Receivables Sale Agreement) as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in each Receivables Sale Agreement) set forth in Section 1.2(a)(ii) of each Receivables Sale Agreement, and (v) the amount of any capital contribution made by any Originator to Seller as of the end of such Calculation Period pursuant to Section 1.2(b) of each Receivables Sale Agreement.]

The above is a true and accurate accounting pursuant to the terms of the Third Amended and Restated Receivables Purchase Agreement dated December 10, 2008 (as amended, restated, supplemented or otherwise modified, the “Agreement”; terms used herein and not otherwise defined herein to have the meanings set forth in the Agreement), by and among JWPR Corporation, the Managing Agents, the Purchasers from time to time party thereto and The Bank of Nova Scotia, as Agent, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.

For purposes of English law, JWPR Corporation hereby assigns to the Agent, for the benefit of the Purchasers, a Purchaser Interest in all UK Receivables, together with all Related Security and Collections with respect thereto, existing on the date hereof to the extent not previously assigned.

By:
Name:
Title:

Company Name:

Date:

Exh. X-1

EXHIBIT XI

FORM OF JOINDER AGREEMENT

Reference is made to the Third Amended and Restated Receivables Purchase Agreement dated as of December 10, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among JWPR Corporation, as seller (“Seller”) and as initial Servicer (together with its successors and assigns, the “Servicer”), the funding entities parties thereto from time to time (together with their respective successors and assigns, the “Financial Institutions”), the commercial paper conduits parties thereto from time to time (collectively, the “Conduits”, and together with the Financial Institutions, the “Purchasers”), the financial institutions parties thereto from time to time as Managing Agents (each, a “Managing Agent” and collectively, the “Managing Agents”) and The Bank of Nova Scotia, as agent for the Purchasers (together with its successors and assigns, the “Agent”). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

                                                  (the “New Managing Agent”),                                                   (the “New Conduit”),                                                   (the “New Financial Institution[s]”; and together with the New Managing Agent and New Conduit, the “New Purchase Group”), the Seller, the Servicer and the Agent agree as follows:

1. Pursuant to Section 12.4 of the Agreement, the Seller has requested that the New Purchase Group agree to become a “Purchase Group” under the Agreement.

2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Agent and (ii) the date of this Joinder Agreement.

3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit and the New Financial Institution[s] confirms to and agrees with each other party to the Agreement that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Agent, the other Managing Agents, the other Purchasers or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any Transaction Document; (iii) it appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement, the Transaction Documents and any other instrument or document pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under the Agreement, the Transaction Documents, the Receivables, the Related Security and the Collections; (iv) it will perform all of the obligations which by the terms of the Agreement and the Transaction Documents are required to be performed by it as a Managing Agent, a Conduit and a Financial Institution, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; and (vi) it is duly authorized to enter into this Joinder Agreement.

Exh. XII-1

4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit and the New Financial Institution[s] shall join in and be a party to the Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit and a Financial Institution, respectively, under the Agreement.

5. The “Commitment[s]” with respect to the New Financial Institution[s] [is] [are]:

[New Financial Institution]                    $[            ]

6. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Exh. XII-2

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW CONDUIT:	[NEW CONDUIT]

By:
Name:
Title:

Address for notices:
[Address]

NEW FINANCIAL INSTITUTION [S]:	[NEW FINANCIAL INSTITUTION]

By:
Name:
Title:

Address for notices:
[Address]

NEW MANAGING AGENT:	[NEW MANAGING AGENT]

By:
Name:
Title:

Address for notices:
[Address]

Exh. XII-3

SCHEDULE A

COMMITMENTS OF FINANCIAL INSTITUTIONS

Financial Institution	Purchase Group	Commitment
The Bank of Nova Scotia	BNS Purchase Group	$75,000,000

A-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE AGENT

ON OR PRIOR TO THE INITIAL PURCHASE

[List of Closing Documents to be Attached]

B-1

i

Section 7.2	Negative Covenants of the Seller	24

ARTICLE VIII
ADMINISTRATION AND COLLECTION		26
Section 8.1	Designation of Servicer	26
Section 8.2	Duties of Servicer	26
Section 8.3	Collection Notices	29
Section 8.4	Responsibilities of Seller	29
Section 8.5	Collateral Reports	29
Section 8.6	Servicing Fees	29

ARTICLE IX
AMORTIZATION EVENTS		30
Section 9.1	Amortization Events	30
Section 9.2	Remedies	32

ARTICLE X
INDEMNIFICATION		32
Section 10.1	Indemnities by the Seller	32
Section 10.2	Indemnities by the Servicer	35
Any claim made by any Indemnified Party under this Section 10.2 shall be made in a written notice to Servicer, which notice shall set forth in reasonable detail a description of the basis for such claim.		37
Section 10.3	Increased Cost and Reduced Return	37
Section 10.4	Other Costs and Expenses	38
Section 10.5	Liquidity Agreements	39
Section 10.6	Taxes	39

ARTICLE XI
THE AGENTS		40
Section 11.1	Authorization and Action	40
Section 11.2	Delegation of Duties	40
Section 11.3	Exculpatory Provisions	40
Section 11.4	Reliance by Agents	41
Section 11.5	Non-Reliance on Agents and Other Purchasers	42
Section 11.6	Reimbursement and Indemnification	42
Section 11.7	Agents in their Individual Capacities	42
Section 11.8	Successor Agent	42
Section 11.9	Agent as Security Trustee	43

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS; TERMINATING FINANCIAL INSTITUTIONS		43
Section 12.1	Assignments	43
Section 12.2	Participations	44
Section 12.3	Terminating Financial Institutions	44
Section 12.4	Additional Purchase Groups	45

ii

iii

Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties: Location of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate; Form of Offshore Base Rate Compliance Certificate
Exhibit VI	[Reserved]
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Contract(s)
Exhibit X	Form of Monthly Report
Exhibit XI	Form of Joinder Agreement

Schedule A	Commitments
Schedule B	Closing Documents

iv